                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-59845

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 16, 1998

                                  $850,000,000
                          BANC ONE HELOC TRUST 1998-1
                 HELOC ASSET-BACKED CERTIFICATES, SERIES 1998-1
                            ------------------------
                                BANK ONE, N.A.,
                                  AS SERVICER

                           BANC ONE ABS CORPORATION,
                                  AS DEPOSITOR

     Each HELOC Asset-Backed Certificate, Series 1998-1 (collectively, the "Certificates") will represent an undivided interest in the Banc One HELOC Trust 1998-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among Bank One, N.A. ("Bank One"), as Servicer, Banc One ABS Corporation, as Depositor, and The Bank of New York, as Trustee. The property of the Trust will include a pool of adjustable rate home equity revolving credit line loans ("HELOCs") made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first or second deeds of trust or mortgages on one-to four-family residential properties. The Mortgage Loans were originated by Bank
One, Bank One, Arizona, N.A., Bank One, Wisconsin, Bank One, Indiana, N.A., Bank
 One, Illinois, N.A., Bank One, Kentucky, N.A., Bank One, Colorado, N.A., Bank
     One, Utah, N.A., and Bank One, West Virginia, N.A., (collectively, the "Sellers") and will be acquired by the Depositor and transferred by the
                            Depositor to the Trust.

The aggregate undivided interest in the Trust represented by the Certificates as of August 31, 1998 (the "Cut-Off Date") will represent approximately 98% of the aggregate outstanding principal balance of the Mortgage Loans. The remaining undivided interest in the Trust not represented by the Certificates (the "Transferor Interest") initially will be equal to approximately $17,346,931, which as of the Cut-Off Date is approximately 2% of the aggregate outstanding principal balance of the Mortgage Loans. The Transferor Interest initially will be held by Bank One. Only the Certificates are offered hereby.

Distributions of principal and interest on the Certificates will be made on the twentieth day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing October 20, 1998. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection
    Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by the Depositor, Bank One, the Sellers or any affiliate thereof. However, the
   Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution
    Date pursuant to the terms of a financial guaranty insurance policy (the
             "Policy") to be issued by MBIA Insurance Corporation.

                                  [MBIA LOGO]
 There currently is no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein and in the Prospectus.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-16 HEREIN AND ON PAGE 10 IN THE ACCOMPANYING
                                  PROSPECTUS.

  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, BANK ONE, THE SELLERS, THE TRUSTEE
 OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                PRICE TO      UNDERWRITING    PROCEEDS TO THE
                                                                 PUBLIC       DISCOUNT(1)      DEPOSITOR(2)
                                                              ------------    ------------    ---------------
Per Certificate.............................................        100.00%          0.25%            99.75%
Total.......................................................  $850,000,000     $2,125,000      $847,875,000

(1) The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting expenses, estimated to be $750,000.

    After the initial distribution of the Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Markets, Inc., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Offered Certificates. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement and the Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.

    The Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about September 24, 1998 (the "Closing Date").

CREDIT SUISSE FIRST BOSTON
               BANC ONE CAPITAL MARKETS, INC.
                              FIRST CHICAGO CAPITAL MARKETS, INC.
                                         LEHMAN BROTHERS
                                                    SALOMON SMITH BARNEY
          The date of this Prospectus Supplement is September 16, 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     The Certificates offered hereby constitute part of a separate series of HELOC Asset Backed Certificates being offered by Banc One ABS Corporation from time to time pursuant to its Prospectus dated September 16, 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, on or subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates made by this Prospectus Supplement. In addition, the financial statements of the Certificate Insurer are hereby incorporated by reference in this Prospectus Supplement as described under "The Certificate Insurer." The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271-0138, Attention: Structured Finance. Telephone requests for such copies should be directed to BANC ONE CORPORATION at
(614) 248-5800.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust.........................   Banc One HELOC Trust 1998-1 (the "Trust") will
                                 be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of August 31, 1998 (the "Cut-Off Date") among Bank
                                 One, N.A. ("Bank One"), as servicer (together with any successor in such capacity, the "Servicer"), Banc One ABS Corporation, as depositor (the "Depositor") and The Bank of New
                                 York, as trustee (the "Trustee"). The property of the Trust will include (i) a pool of adjustable rate home equity revolving credit line loans made or to be made in the future
                                 (the "Mortgage Loans") under certain home equity revolving credit line loan agreements
                                 (the "Credit Line Agreements") and secured by either first or second mortgages or deeds of trust on residential properties that are primarily one- to four-family properties (the
                                 "Mortgaged Properties"); (ii) the collections in respect of the Mortgage Loans received after the Cut-Off Date; (iii) property that secured any Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure;
                                 (iv) an irrevocable and unconditional limited financial guaranty insurance policy (the
                                 "Policy"); (v) an assignment of the Depositor's rights under the Mortgage Loan Purchase
                                 Agreement (as defined herein); (vi) rights under certain hazard insurance policies covering the Mortgaged Properties; (vii) amounts on deposit in the Spread Account (as defined herein); and (viii) certain other property, as described more fully herein.

                                 The Mortgage Loans were originated by Bank One, Bank One, Arizona, N.A., Bank One, Wisconsin, Bank One, Indiana, N.A., Bank One, Illinois, N.A., Bank One, Kentucky, N.A., Bank One, Colorado, N.A., Bank One, Utah, N.A., and Bank One, West Virginia, N.A. (collectively, the "Sellers") and will be acquired by the Depositor pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of the Closing Date.

                                 The Trust property will include the unpaid principal balance of each Mortgage Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance"), plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") during the life of the Trust. With respect to any date, the "Pool Balance" will equal the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Pool Balance as of the Cut-Off Date (the "Cut-Off Date Pool Balance") is approximately $867,346,931. The "Principal Balance" of any Mortgage Loan (other than a Liquidated Mortgage Loan) with respect to any date will equal the Cut-Off Date Principal Balance of such Mortgage Loan, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of any Liquidated Mortgage Loan (as defined herein) is zero.

Securities Offered............   Each of the HELOC Asset-Backed Certificates,
                                 Series 1998-1 offered hereby (the
                                 "Certificates") represents an undivided
                                 interest in the Trust. Each Certificate
                                 represents the right to receive monthly
                                 payments of interest at the variable rate described below (the "Certificate Rate"), and payments of principal at the times and to the extent provided below. The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal
                                 $850,000,000 (the "Original Invested Amount"), which represents approximately 98% of the Cut-Off Date Pool Balance. The "Original
                                 Certificate Principal Balance" will equal
                                 $850,000,000. Following the Closing Date, the
                                 "Invested Amount" with respect to any date will be an amount equal to the Original Invested
                                 Amount minus the sum of (i) the amount of Investor Principal Collections previously distributed to Certificateholders and (ii) any Investor Loss Amounts previously applied and not reimbursed (each as defined herein). The remaining undivided interest (the "Transferor
                                 Interest") in the Mortgage Loans not
                                 represented by the Invested Amount initially will represent approximately 2% of the Cut-Off
                                 Date Pool Balance and initially will be held by Bank One.

                                 The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") as of any date will equal the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- Allocations and Collections" and "-- Distributions on the Certificates."

Removal of Certain Mortgage
Loans; Additional Balances....   On any Distribution Date (a "Transfer Date")
                                 the holder of the Transferor Interest may, but will not be obligated to, remove certain
                                 Mortgage Loans from the Trust without prior notice to the Certificateholders, subject to the satisfaction of certain conditions specified in the Agreement, including, among other things, that: (i) the Transferor Interest as of the applicable Transfer Date (as defined herein), after giving effect to the removal of such Mortgage Loans, will exceed the Minimum
                                 Transferor Interest (as defined below); (ii) the Mortgage Loans to be removed are selected at random and the holder of the Transferor
                                 Interest represents and warrants that no selection procedures adverse to the interests of the Certificateholders or the Certificate
                                 Insurer were used by the holder of the
                                 Transferor Interest in selecting the Mortgage
                                 Loans to be removed; and (iii) notice of any such removal of Mortgage Loans be given to the Rating Agencies (as defined herein) and the Certificate Insurer. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Optional Transfers of Mortgage
                                 Loans to the Holder of the Transferor
                                 Interest."

                                 The "Minimum Transferor Interest" with respect to any date is an amount equal to the lesser of
                                 (a) 5% of the Pool Balance on such
                                 date and (b) the Transferor Interest as of the Closing Date. During the term of the Trust, all Additional Balances will be transferred to, and become property of, the Trust. The Pool Balance at any time generally will fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans usually will differ from day to day. Because the Transferor Interest represents the excess of the Pool Balance over the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the Mortgage Loans and as Principal Collections are received.

The Mortgage Loans............   On the Closing Date, the Sellers will sell the
                                 Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement. The Cut-Off
                                 Date Pool Balance is approximately
                                 $867,346,931. Unless otherwise specified, the approximate weighted averages described herein are weighted on the basis of the Cut-Off Date
                                 Pool Balance. The Mortgage Loans are secured by either first or second mortgages or deeds of trust on Mortgaged Properties located in fifteen states and the District of Columbia. As of the Cut-Off Date, approximately 27%, 17%,
                                 14%, 12%, 9%, 7%, 7% and 6% of the Mortgage
                                 Loans by Cut-Off Date Pool Balance are secured by Mortgaged Properties located in the states of Arizona, Ohio, Indiana, Wisconsin, Illinois,
                                 Colorado, Kentucky and Utah, respectively.
                                 Except as described in the preceding sentence, less than 1% of the Mortgage Loans are secured by Mortgaged Properties located in any one state. The weighted average Combined
                                 Loan-to-Value Ratio of the Mortgage Loans was
                                 78.18% as of the Cut-Off Date. The "Combined
                                 Loan-to-Value Ratio" or "CLTV" of each Mortgage
                                 Loan is the ratio, expressed as a percentage, of (a) the sum of (i) the maximum amount the borrower is permitted to borrow under the related Credit Line Agreement as of the origination of such Mortgage Loan (the "Credit
                                 Limit") and (ii) the principal balance of any senior mortgage loan as of the origination of such Mortgage Loan, over (b) the value of the related Mortgaged Property (based on an appraisal or other acceptable valuation method) determined at the origination of such Mortgage
                                 Loan.

                                 Interest on each Mortgage Loan is payable monthly. Interest accrues on the daily outstanding Principal Balance of each Mortgage Loan during the related Billing Cycle (as defined herein) at a variable rate per annum (unless the Lock Feature as described herein is exercised) equal to the sum of the Index (as defined under "DESCRIPTION OF THE MORTGAGE LOANS -- Mortgage Loan Terms") as of the first day of the related Billing Cycle (each such date, an "Adjustment Date") plus a fixed percentage amount (the "Gross Margin") specified in the related Credit Line Agreement, calculated on the basis of the actual number of days elapsed during the Billing Cycle and a 365-day year. Such variable rate or, if the Lock Feature is exercised, the resulting fixed rate, is referred to herein as the "Loan Rate". As of the Cut-Off Date, the Loan Rates on all of the Mortgage Loans ranged from 5.50% per annum to 18.50% per annum, and the weighted average Loan Rate on all of the Mortgage Loans was approximately 9.87% per annum. As of the Cut-Off Date, the Gross Margins for the Mortgage Loans (other than Locked Balances, as described herein) ranged from 0.00% to 10.00%, and the weighted average Gross Margin for such Mortgage Loans was 1.38%. Each of the Mortgage Loans is subject to a maximum Loan Rate specified in the related Credit Line Agreement (each, a "Maximum Rate"). As of the Cut-Off Date, the Maximum Rates ranged from 18.00% per annum to 25.00% per annum, and the weighted average Maximum Rate was 22.54% per annum. As of the Cut-Off Date, 67.29% of the Mortgage Loans have a minimum Loan Rate of 1.00% per annum. One Mortgage Loan has a minimum Loan Rate of 7.00% per annum. The remaining Mortgage Loans do not have a minimum Loan Rate.

                                 Each Mortgage Loan contains a Lock Feature (as described under "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Home Equity Lines of Credit" in the Prospectus) that permits the related borrower to lock the Loan Rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the terms of the Mortgage Loans. The portion of the principal balance of a Mortgage Loan as to which the Lock Feature is exercised is referred to herein as the "Locked Balance" and the remaining portion of the principal balance is sometimes referred to herein as the "HELOC Balance". As of the Cut-Off Date, the aggregate Locked Balance was approximately $8,574,611 (approximately 0.99% of the Cut-Off Date Pool Balance). As of the Cut-Off Date, the Loan Rates on the Locked Balances ranged from 6.50% per annum to 13.50% per annum, and the weighted average Loan Rate on the Locked Balances was 9.57%.

                                 The Principal Balances of the Mortgage Loans as of the Cut-Off Date ranged from $0.00 to $245,304, and the average Principal Balance of the Mortgage Loans as of the Cut-Off Date was $24,249. As of the Cut-Off Date, the remaining terms to maturity of the Mortgage Loans (other than Locked Balances) ranged from 166 months to 244 months and the weighted average remaining term to scheduled maturity of such Mortgage Loans was approximately 206 months. As of the Cut-Off Date, the weighted average remaining term to scheduled maturity of all the Mortgage Loans was approximately 204 months. As of the Cut-Off Date, the remaining terms to maturity of the Locked Balances ranged from 5 months to 167 months and the weighted average remaining term to scheduled maturity of the Locked Balances was approximately 80 months. Approximately 26.58% of the Mortgage Loans were secured by first mortgages on the related Mortgaged Property and approximately 73.42% were secured by second mortgages. See "DESCRIPTION OF THE MORTGAGE LOANS."

Denominations.................   The Certificates are offered in minimum
                                 denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust evidenced by a Certificate (the "Percentage
                                 Interest") will be the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

Registration of
Certificates..................   The Certificates initially will be issued in
                                 book-entry form. Persons acquiring beneficial ownership interests in the Certificates
                                 ("Certificate Owners") may elect to hold their Certificate interests through The Depository
                                 Trust Company ("DTC"), in the United States, or
                                 Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe.
                                 Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositories (together, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. or The
                                 Chase Manhattan Bank, the relevant depositories of Cedel or Euroclear, respectively, and each a participating member of DTC. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate
                                 Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                                 Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                                 Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK
                                 FACTORS -- Book-Entry Certificates,"
                                 "DESCRIPTION OF THE CERTIFICATES --
                                 Denominations; Registration" and "ANNEX I" hereto.

Depositor.....................   Banc One ABS Corporation, an Ohio corporation.
                                 The principal executive offices of the
                                 Depositor are located at 100 East Broad Street,
                                 Columbus, Ohio 43271 (Telephone: (614)
                                 248-5800). See "THE DEPOSITOR, THE SERVICER AND
                                 THE ORIGINATORS" in the Prospectus.

Servicer......................   Bank One, N.A., a national banking association
                                 headquartered in Columbus, Ohio. The principal executive offices of the Servicer are located at 100 East Broad Street, Columbus, Ohio 43271
                                 (Telephone: (614) 248-5800). See "THE
                                 SERVICER."

Collections...................   Collections on the Mortgage Loans generally
                                 will be allocated in accordance with the Credit
                                 Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution
                                 Date, "Interest Collections" will be (i) the amounts collected during the related Collection
                                 Period (as defined herein), including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the Credit Line Agreements less (ii) the Servicing Fee for the related Collection
                                 Period.

                                 As to any Distribution Date, "Principal
                                 Collections" will be (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein).

                                 "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses and any amount required to pay off any senior liens on the related Mortgaged Property, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                                 With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or on the Closing Date, in the case of the first Distribution
                                 Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described herein.

                                 On each Distribution Date, the Investor
                                 Interest Collections (and (a) to the extent
                                 Investor Interest Collections are insufficient to pay the amounts described in clauses (i) and
                                 (ii) below, certain Investor Principal
                                 Collections (the amount so applied,
                                 "Reallocated Investor Principal Collections") and (b) to the extent Investor Interest Collections and Reallocated Investor Principal Collections are insufficient to pay the amounts described in clauses (i) and (ii) or Investor Interest Collections are insufficient to pay the amount described in clause (iii) below, amounts on deposit in the Spread Account) will be applied in the following order of priority:
                                 (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;
                                 (ii) as payment of the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificates for such Distribution Date; (iii) as payment for any Investor Loss Amount (as defined herein) for such Distribution Date; (iv) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount,
                                 (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;
                                 (v) as payment for the premium for the Policy;
                                 (vi) to reimburse prior draws made on the Policy (with interest thereon, calculated in accordance with the Insurance Agreement (as defined herein)); (vii) to deposit into the Spread Account (as defined herein), until the aggregate amount of funds therein is equal to the Required Spread Account Amount (as defined herein); (viii) to pay principal on the Certificates, until the Invested Amount exceeds the

                                 Certificate Principal Balance by the Required Overcollateralization Amount, (as defined herein) (such amount, if any, paid pursuant to this clause (viii) being referred to herein as the "Accelerated Principal Distribution Amount"); (ix) as payment for any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (x) as payment for certain amounts that may be required to be paid to the Servicer pursuant to the Agreement; (xi) to pay the LIBOR Interest Carryover (as defined herein); and (xii) to the holder of the Transferor Interest, to the extent permitted as described herein.

                                 Investor Interest Collections and other amounts as described above available after the payment of interest on the Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

                                 The "Overcollateralization Amount" with respect to any date is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such date. Payments to Certificateholders pursuant to clause (ii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iii), (iv) and (viii) will be principal payments on the Certificates and will reduce the Certificate Principal Balance; however, payments of the Accelerated Principal Distribution Amount pursuant to clause (viii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

                                 The amount required to be on deposit in the Spread Account (the "Required Spread Account Amount") at any time will be as set forth in the Agreement. See "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates -- The Spread Account."

                                 "Liquidation Loss Amount" means, with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds received in connection therewith. The "Investor Loss Amount" will be the product of the Investor Floating Allocation Percentage and the aggregate of any Liquidation Loss Amounts for such Distribution Date. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Distributions on the
                                 Certificates."

                                 Principal Collections will be allocated between the Certificateholders and the holder of the Transferor Interest ("Investor Principal Collections" and "Transferor Principal Collections," respectively) in accordance with their percentage interests in the Mortgage Loans as of the Cut-Off Date (or 98% and 2%, respectively) (the "Fixed Allocation Percentage"); provided that a lesser amount of Principal Collections may be distributed to Certificateholders (i) during the Managed Amortization Period as described below or (ii) as a result of the application of Reallocated Investor

                                 Principal Collections or the payment to the holder of the Transferor Interest of the Overcollateralization Release Amount. The "Investor Fixed Allocation Percentage" will be 98%.

Collection Period.............   For any Distribution Date other than the first
                                 Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date. For the first Distribution
                                 Date, the "Collection Period" is the period beginning on the day immediately following the Cut-Off Date and ending on September 30, 1998.

Interest......................   Interest on the Certificates will be
                                 distributed monthly on the twentieth day of each month or, if such day is not a Business
                                 Day, then the next succeeding Business Day
                                 (each, a "Distribution Date"), commencing on October 20, 1998, at the Certificate Rate for the related Interest Period (as defined below).
                                 The "Certificate Rate" for each Interest Period generally will equal the lesser of (i) the sum of (a) the London Interbank Offered Rate for one-month Eurodollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest
                                 Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first
                                 Interest Period) and (b) 0.25% per annum and
                                 (ii) the Net Funds Cap Rate with respect to such Interest Period. The "Net Funds Cap Rate" for any Interest Period is a rate equal to the weighted average of the Loan Rates on the Mortgage Loans as of the first day of the related Billing Cycle less 0.65% per annum.
                                 Interest payable on the Certificates on any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the
                                 "Closing Date") through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

                                 Interest payments on the Certificates at the Certificate Rate will be funded from Investor Interest Collections and, to the extent insufficient, from Reallocated Investor Principal Collections as described herein, withdrawals from the Spread Account and draws on the Policy. If the Certificate Insurer defaults under the Policy and the amount otherwise available to cover such interest payment is insufficient on any Distribution Date to pay the total amount of interest accrued at the Certificate Rate, any interest due but not paid on such Distribution Date will be due on the next succeeding Distribution Date, together with additional interest on such amount at a rate equal to the sum of the applicable Certificate Rate and 2% per annum. If on any Distribution Date the Certificate Rate is equal to the Net Funds Cap Rate, an amount (the "LIBOR Interest Carryover") equal to (i) the difference, if any, between (a) the amount of interest the Certificates would be entitled to receive on such Distribution Date without regard to the Net Funds Cap Rate and
                                 (b) the amount of interest payable to the Certificates on such Distribution Date at the Net Funds Cap Rate, plus (ii) the portion of the amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates and interest accrued thereon at the then-applicable Certificate Rate, will be distributed to the Certificates on subsequent Distribution Dates, to the extent funds are available therefor in accordance with the priority of distribution provisions described herein. No LIBOR Interest Carryover will be paid to the Certificates after the Principal Balance of the Certificates has been reduced to zero. The ratings assigned to the Certificates do not address the likelihood of the payment of the amount of any LIBOR Interest Carryover. The Policy does not provide coverage of the LIBOR Interest Carryover, and the amount of any LIBOR Interest Carryover may remain unpaid on the final Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Allocations and Collections" and "-- Distributions on the Certificates."

Principal Payments from
Principal Collections.........   Beginning on the first Distribution Date and
                                 (unless a Rapid Amortization Event (as defined herein) shall have occurred) ending immediately following the Distribution Date in September
                                 2003 (the "Managed Amortization Period"),
                                 Principal Collections will be payable to Certificateholders on each Distribution Date, to the extent funds are available therefor, in an amount equal to the Scheduled Principal
                                 Collections Distribution Amount for such
                                 Distribution Date (less any Reallocated
                                 Investor Principal Collections with respect to such Distribution Date and less any Overcollateralization Release Amounts (as defined herein) with respect to such Distribution Date). The "Scheduled Principal
                                 Collections Distribution Amount" for any
                                 Distribution Date during the Managed
                                 Amortization Period will equal the lesser of
                                 (i) the Maximum Principal Payment and (ii) the
                                 Alternative Principal Payment. The "Maximum
                                 Principal Payment" for any Distribution Date will equal the product of the Investor Fixed
                                 Allocation Percentage and Principal Collections for such Distribution Date. The "Alternative
                                 Principal Payment" for any Distribution Date will be an amount, not less than zero, equal to Principal Collections for such Distribution
                                 Date minus the aggregate of Additional Balances created during the related Collection Period.

                                 Beginning with the first Distribution Date following the end of the Managed Amortization Period, Principal Collections will be payable to Certificateholders on each Distribution Date in an amount equal to the Maximum Principal Payment (less any Reallocated Investor Principal Collections with respect to such Distribution Date and less any Overcollateralization Release Amounts with respect to such Distribution Date). See "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates."

                                 In addition, to the extent funds (including funds on deposit in the Spread Account and funds available under the Policy) are available therefor, on the Distribution Date in January 2020, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

                                 Distributions of Principal Collections based on the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater, relative to the declining Pool Balance, than would be the case if distributions of Principal Collections were based on the Investor Floating Allocation Percentage. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

The Certificate Insurer.......   MBIA Insurance Corporation (the "Certificate
                                 Insurer") is a New York domiciled insurance company engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. See "THE
                                 CERTIFICATE INSURER" in this Prospectus
                                 Supplement.

Policy........................   On or before the Closing Date, the Policy will
                                 be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Reimbursement Agreement (the "Insurance
                                 Agreement") to be dated as of the Closing Date, among Bank One, the Depositor, the Trustee and the Certificate Insurer.

                                 The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates at the Certificate Rate (not including any LIBOR Interest Carryover) (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

                                 The "Guaranteed Principal Distribution Amount" for any Distribution Date will be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date, including without limitation any withdrawals from the Spread Account) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in January 2020, (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date, including without limitation any withdrawals from the Spread Account).

                                 In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES -- The Policy."

Overcollateralization
Amount........................   As the result of the distribution of
                                 Accelerated Principal Distribution Amounts, if any, to Certificateholders, the Invested Amount may be greater than the Certificate Principal
                                 Balance, thereby creating an
                                 Overcollateralization Amount. Any such
                                 Overcollater-
                                 alization Amount (not in excess of the Required
                                 Overcollateralization Amount) will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections and to cover interest shortfalls to the extent of the Reallocated Investor Principal Collections.
                                 Payments of Accelerated Principal Distribution
                                 Amounts are not covered by the Policy. If the allocation of any Investor Loss Amounts on a Distribution Date causes the Certificate
                                 Principal Balance (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date) to exceed the Invested Amount for such Distribution Date, a draw will be made on the Policy to cover such shortfall to the extent provided therein. If on any Distribution Date, the
                                 Overcollateralization Amount exceeds the
                                 Required Overcollateralization Amount, the amount of Investor Principal Collections payable to Certificateholders on such
                                 Distribution Date will be reduced by the amount of such excess (such amount, the "Overcollateralization Release Amount") and such amount will be paid to the holder of the Transferor Interest.

The Spread Account............   In accordance with the Agreement, the Trustee
                                 will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificateholders. The Trustee will deposit certain amounts from Investor Interest
                                 Collections into the Spread Account until the Required Spread Account Amount has been reached in accordance with the Agreement.

Record Date...................   The last day preceding a Distribution Date or,
                                 if the Certificates are no longer Book-Entry
                                 Certificates, the last day of the month
                                 preceding a Distribution Date.

Servicing.....................   The Servicer will be responsible for servicing,
                                 managing and making collections on the Mortgage
                                 Loans. The Servicer will deposit all
                                 collections in respect of the Mortgage Loans into the Collection Account as described herein. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Payments on Mortgage Loans;
                                 Deposits to Collection Account." On the third
                                 Business Day prior to each Distribution Date
                                 (the "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid to the Certificateholders on such Distribution Date, as described herein. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Distributions on the
                                 Certificates." With respect to each Collection
                                 Period, the Servicer will receive from
                                 collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee
                                 (the "Servicing Fee") of approximately 0.50% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage
                                 Loans as of the first day of each such
                                 Collection Period. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Servicing Compensation and
                                 Payment of Expenses." In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Servicer. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Certain Matters Regarding the
                                 Servicer."

Final Payment of Principal;
  Termination.................   The Trust will terminate on the Distribution
                                 Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution
                                 Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last
                                 Mortgage Loan in the Trust, (iii) the optional transfer of the Certificates to the holder of the Transferor Interest, as described below, and (iv) the Distribution Date in January 2020.
                                 The Certificates will be subject to optional transfer to the holder of the Transferor
                                 Interest on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 5% of the Original
                                 Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will equal the outstanding
                                 Certificate Principal Balance, plus accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final
                                 Distribution Date, plus any unpaid LIBOR
                                 Interest Carryover. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Termination; Retirement of the
                                 Certificates" herein and "DESCRIPTION OF THE
                                 SECURITIES -- Optional Redemption, Purchase or
                                 Termination" and "THE
                                 AGREEMENTS -- Termination" in the Prospectus.

                                 In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to Bank One, as holder of the Transferor Interest. See "DESCRIPTION OF THE CERTIFICATES -- Rapid Amortization Event."

Trustee.......................   The Bank of New York, a New York banking
                                 corporation (the "Trustee"), will act as Trustee on behalf of the Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans........   The Sellers will make certain representations
                                 and warranties in the Agreement with respect to the Mortgage Loans. If a Seller breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust upon the expiration of a specified period from the date on which such Seller becomes aware or receives notice of such breach and will be reassigned to such Seller.
                                 See "DESCRIPTION OF THE
                                 CERTIFICATES -- Assignment of Mortgage Loans."

Federal Tax Considerations....   Subject to the qualifications set forth in
                                 "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," special tax counsel to the Depositor is of the opinion that, under existing law, (i) a Certificate will be treated as a debt instrument for Federal income tax purposes as of the Closing Date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701 (i) of the Code. Under the
                                 Agreement,
                                 the Transferor, the Depositor and the
                                 Certificateholders will agree to treat the Certificates as indebtedness for Federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX
                                 CONSEQUENCES" herein and "CERTAIN FEDERAL
                                 INCOME TAX CONSIDERATIONS" in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations..........   The Certificates may be purchased by or on
                                 behalf of an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended
                                 (the "Code"), as well as any entity whose source of funds for the purchase of the Certificates includes plan assets by reason of a plan or account investing in such entity
                                 (each, a "Plan"), subject to the considerations described herein. Any Plan fiduciary considering whether to purchase any Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA
                                 CONSIDERATIONS" herein and in the Prospectus.

Legal Investment
Considerations................   The Certificates will not constitute "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT
                                 CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

Certificate Rating............   It is a condition to the issuance of the
                                 Certificates that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and
                                 "AAA" by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard &
                                 Poor's") (each, a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings do not address the payment of any LIBOR Interest
                                 Carryover. See "RATINGS" herein and "RISK
                                 FACTORS -- Rating of the Securities" in the Prospectus.

                                  RISK FACTORS

     Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Certificates."

     Since transactions in the Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates may be limited due to lack of a physical certificate representing the Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Denominations; Registration."

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE
CERTIFICATES -- Denominations; Registration."

     Cash Flow Considerations; Risk of Delays in Payment and Fluctuations in Collections. The minimum monthly payment on a Mortgage Loan during the Draw Period (as defined in the Prospectus) is equal to the greater of 1% of the then-outstanding principal balance, the amount of interest accrued at the applicable Loan Rate during the related Billing Cycle plus Assessed Fees (defined herein) and $100. Accordingly, such minimum monthly payments may be limited to accrued interest. Although borrowers may choose to pay down all or a part of their outstanding principal balance during the Draw Period, they are under no obligation to do so. During the Repayment Period, the borrower's monthly payment will remain constant, but the amount of such payment allocated to principal and interest will vary, depending on adjustments to the applicable Loan Rate and any other fees. In addition, the Servicer may extend Draw Periods, the number of monthly payments during the Repayment Period may increase or decrease, borrowers may exercise the Lock Feature with respect to all or a portion of the principal balance of their Mortgage Loans, and borrowers may be given the option from time to time under certain circumstances to forego a monthly payment (the interest portion of which will be payable on future Due Dates to the extent described above and the principal portion of which will be payable at maturity). If the inclusion of newly Locked Balances in any Collection Period causes the Locked Balances as a percentage of total outstanding Pool Balance as of the end of such Collection Period to exceed the maximum percentage specified in the Agreement, the related Seller will be required to repurchase the related Mortgage Loans. Any such events will affect the rate and timing of payments on the Certificates and may affect the weighted average life and yield on the Certificates. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Home Equity Lines of Credit" in the Prospectus.

     Collections on the Mortgage Loans also may vary because, among other things, the minimum monthly payment will be adjusted on most of the Mortgage Loans whenever the applicable Loan Rate changes by more than an amount specified in the related Credit Line Agreement. With respect to certain of the Mortgage Loans, the minimum monthly payment will be adjusted each time the principal balance of such Mortgage Loans changes, including each time a draw is made by the borrower. Collections on the Mortgage Loans also may vary due to seasonal purchasing and payment habits of borrowers.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent, and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. If any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans such as the Mortgage Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans generally will be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity lines of credit. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- 'Due-on-Sale' Clauses in Mortgage Loans" in the Prospectus.

     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. The ratings do not address the payment of any LIBOR Interest Carryover.

     Yield Considerations; Limitation on Interest Payable on
Certificates. Interest payable on the Certificates will accrue at a variable rate based on LIBOR, calculated monthly. The Mortgage Loans, however, generally bear interest based on a variable rate based on a prime rate (the "Index"). See "DESCRIPTION OF THE MORTGAGE LOANS -- Mortgage Loan Terms." Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee, the premium payable to the Certificate Insurer and the fee payable to the Trustee) during any Collection Period may not equal the amount of interest that accrues at LIBOR plus the margin on the Certificate Principal Balance of the Certificates during the related Interest Period. In particular, LIBOR and the Index may respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the Index is stable or is falling or that, even if both LIBOR and the Index rise during the same period, LIBOR may rise much more rapidly than the Index. In addition, the borrowers under certain Mortgage Loans may exercise the option with respect to all or a portion of the outstanding balances thereof to lock the Loan Rate at a fixed rate. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Home Equity Lines of Credit" in the Prospectus. Such option may be exercised during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise such option. In addition, subject to certain conditions set forth in the Agreement, the Servicer may reduce the margin on certain Mortgage Loans. As a result, there may be periods during which the weighted average net rate at which the Mortgage Loans are accruing interest may be less than the amount of interest that would accrue at LIBOR plus the margin on the Certificates, and a LIBOR Interest Carryover could result. If the Net Funds Cap Rate results in a lower interest payment to the Certificates for a Distribution Date, the value of the Certificates may be temporarily or permanently reduced. Any LIBOR Interest Carryover will be payable only to the extent certain amounts which would otherwise be available to be distributed to the Transferor Interest, and such LIBOR Interest Carryover may remain unpaid on the final

Distribution Date. In addition, if the spread between the weighted average net Loan Rate and the Certificate Rate is reduced or eliminated, the weighted average life of the Certificates may be affected by reducing the amount otherwise available to cover Investor Loss Amounts or to pay the Accelerated Principal Distribution Amount.

     Legal Considerations. The Mortgage Loans are secured by mortgages (which are either first or second mortgages) on the Mortgaged Properties. With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by junior mortgages are entitled to proceeds that remain from the liquidation or similar sale of the related Mortgaged Property upon foreclosure or other disposition, after payment of liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) and payments of any related senior mortgage lien and prior statutory liens. A foreclosure action is subject to most of the delays and expenses of other lawsuits, sometimes requiring up to several years to complete. Accordingly, if a borrower defaults on a Mortgage Loan and the Servicer is required to bring an action to foreclose the related mortgage, delays in the distribution of the proceeds of such foreclosure are likely to result. Further, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the Servicer foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the Servicer's action was such as to establish a waiver or fraud, bad faith, or oppressive or unconscionable conduct. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. In the event that liquidation proceeds are insufficient to satisfy liquidation expenses, senior loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or cannot be realized upon. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to all senior liens. See "CERTAIN LEGAL ASPECTS OF LOANS" in the Prospectus.

     Each Seller warrants in the Mortgage Loan Purchase Agreement that the transfer by it of all of its right, title and interest in and to its respective Mortgage Loans is either a valid transfer and assignment of such Mortgage Loans or the grant to the Trust of a security interest in such Mortgage Loans. If the transfer of Mortgage Loans to the Trust is deemed to create a security interest therein under the Uniform Commercial Code (the "UCC") of an applicable state, any tax or governmental lien on property of the related Seller arising before any Mortgage Loan comes into existence may have priority over the Trust's interest in such Mortgage Loan. In addition, if the FDIC were appointed receiver of the related Seller, the receiver's administrative expenses also may have priority over the Trust's interest in such Mortgage Loan. If an Insolvency Event were to occur with respect to any Seller, then a Rapid Amortization Event would occur and, pursuant to the terms of the Agreement, new Additional Balances would not be transferred to the Trust. In addition, if an Insolvency Event were to occur with respect to Bank One, as holder of the Transferor Interest, the Certificate Insurer or at least 50% of the Certificateholders, with the consent of the Certificate Insurer, may direct the Trustee to sell the Mortgage Loans in a commercially reasonable manner as described below under "DESCRIPTION OF THE CERTIFICATES -- Rapid Amortization Events," thereby causing early termination of the Trust. The Policy will be available to cover any shortfalls if proceeds of such sale are insufficient to make all distributions of amounts due on the Certificates.

     The Federal Deposit Insurance Act (as amended, "FDIA") sets forth certain powers that the FDIC could exercise if it were appointed conservator or receiver of one of the Sellers. To the extent (i) a Seller grants a security interest in the Mortgage Loans to the Trust, (ii) such security interest is validly perfected before the occurrence of an Insolvency Event and (iii) such security interest was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, such security interest should not be subject to avoidance by the FDIC if the FDIC is appointed as a conservator or receiver of such Seller. Subject to clarification by regulations or interpretations, positions taken by the staff of the FDIC prior to the passage of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (as amended "FIRREA") do not suggest that the FDIC, as receiver or conservator for a Seller, would interfere with the timely transfer to the Trust of payments collected on the Mortgage Loans. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interest in collateral granted by depository institutions, may permit the FDIC to avoid such security interest, thereby resulting in possible delays and reduction in payments to the Certificateholders. Further, if the FDIC were to require the Trustee to comply with certain administrative claims procedures under the FDIA before the Trust could collect, sell, dispose of or otherwise liquidate the Mortgage Loans or if the conservator or receiver were to obtain a stay of proceedings with respect to a Seller as provided in the FDIA, delays in payment and possible reductions in the amount of those payments could occur. Upon the occurrence of an Insolvency Event, if no Rapid Amortization Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Sellers to transfer new Additional Balances to the Trust and to prevent the early sale, liquidation or disposition of the Mortgage Loans and the commencement of the Rapid Amortization Period. In the event of an Event of Servicing Termination if a conservator, receiver or liquidator is appointed for the Servicer and no Event of Servicing Termination other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trust or the Certificateholders from appointing a successor Servicer.

     Geographic Concentration. As of the Cut-Off Date, approximately 27%, 17%, 14%, 12%, 9%, 7%, 7% and 6% (by Cut-Off Date Pool Balance) of the Mortgaged Properties are located in the States of Arizona, Ohio, Indiana, Wisconsin, Illinois, Colorado, Kentucky and Utah, respectively. An overall decline in the residential real estate markets in these states could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the residential real estate markets in these States will not weaken. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

     Servicer's Ability to Change the Terms of the Mortgage Loans. Subject to the terms of the Agreement, the Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for HELOCs or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan (which may increase the related CLTV), reduce the Gross Margin for such Mortgage Loan (thereby reducing interest payments available for payments to Certificateholders) or, if a lien senior to that of such Mortgage Loan has been paid or otherwise satisfied or released, consent to the placing of another lien senior to that of such Mortgage Loan (which may increase the CLTV of the Mortgage Loan).

     Year 2000. BANC ONE CORPORATION ("BANC ONE"), the parent of the Sellers and the Servicer, like most other companies, utilizes computer programs which process transactions based on using two digits for the year of the transaction rather than a full four digits. Programs that process year 2000 transactions with the year "00" may encounter significant processing inaccuracies or inoperability. BANC ONE has determined that it, like most other companies, will be required to modify or replace significant portions of its software so that its information systems will be able to properly utilize dates subsequent to December 31, 1999. The year 2000 issue will be addressed through either modification to existing software or conversion to new software. However, if such modifications are not made or completed on a timely basis, the year 2000 issues could have a material impact on the operations of BANC ONE.

     A plan has been developed and is being followed to ensure that the modifications and conversions are implemented and thoroughly tested on a timely basis. Based on progress made to date, BANC ONE anticipates that software for mission critical information systems will be year 2000 ready by the end of 1998.

Other less essential software applications will be modified or replaced during 1999 which would enable all internal software applications to become year 2000 ready prior to the year 2000.

     BANC ONE utilizes software provided by outside suppliers which must also become year 2000 ready. Approximately 30% of all software applications used by BANC ONE are provided by outside suppliers and commitment letters from such suppliers that they will take the necessary actions to become year 2000 ready on a timely basis have been required. BANC ONE is actively monitoring the progress of outside suppliers in their efforts to become year 2000 ready, including BANC ONE testing of the results of the outside suppliers' efforts and actions deemed necessary will be taken to mitigate the exposure to the year 2000 issue. However, there is no guarantee that the software of other suppliers on which BANC ONE's information systems rely will be converted on a timely basis, or that failure to convert would not have a material adverse effect on BANC ONE's operations.

     The date on which the year 2000 modifications are expected to be completed are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the availability of certain resources, third party modifications and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially form those plans. Specific factors that might cause material difference include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

     For a discussion of additional risks pertaining to the Certificates, see "RISK FACTORS" in the Prospectus.

                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Servicer makes any representation as to the accuracy and completeness of such information.

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA. The Company is not obligated to pay the debts of or claims against CMAC.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                         SAP                                                         GAAP
                      -----------------------------------------                    -----------------------------------------
                       DECEMBER 31, 1997       JUNE 30, 1998                        DECEMBER 31, 1997       JUNE 30, 1998
                       -----------------       -------------                        -----------------       -------------
                         (AUDITED)              (UNAUDITED)                             (AUDITED)            (UNAUDITED)
                                    (IN MILLIONS)                                                (IN MILLIONS)
Admitted Assets......     $     5,256           $     6,048          Assets.......     $     5,988           $     6,794
Liabilities..........           3,496                 3,962          Liabilities...           2,624                2,977
Capital and                                                          Shareholder's
  Surplus............           1,760                 2,086          Equity.......           3,364                  3817

     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "The Certificate Insurer". Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     Moody's Investors Service, Inc. rates the claims paying ability of MBIA "Aaa."

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                                  THE SERVICER

GENERAL

     The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Servicer may perform any of its obligations under the Agreement through one or more subservicers and is permitted under the Agreement to transfer servicing to an affiliate, provided such affiliate meets certain standards specified in the Agreement. See "DESCRIPTION OF THE CERTIFICATES -- Certain Matters Regarding the Servicer." Notwithstanding any subservicing arrangements, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Mortgage Loans.

     Bank One, N.A. ("Bank One" and, in its capacity as servicer, the "Servicer") is a national banking association and an indirect, wholly-owned subsidiary of BANC ONE, an Ohio corporation. As of June 30, 1998, Bank One had consolidated total assets of approximately $25.2 billion, total deposits of approximately $15.3 billion and total equity capital of approximately $1.9 billion. The principal executive offices of Bank One are located at 100 East Broad Street, Columbus, Ohio.

RECENT DEVELOPMENTS

     BANC ONE and First Chicago NBD Corporation ("FCN"), together with BANK ONE CORPORATION, formerly BANC ONE CORPORATION (DE), and Hornet Reorganization Corporation, have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998 (as the same may be amended or otherwise modified from time to time, the "BANC ONE/FCN Agreement"), pursuant to which BANC ONE and FCN will be merged into BANK ONE CORPORATION, a new corporation organized to effect the merger (the "BANC ONE/FCN Merger"). BANK ONE CORPORATION will be the surviving corporation in the BANC ONE/FCN Merger, at which time the separate corporate existence of BANC ONE and FCN will cease. The BANC ONE/FCN Merger is subject to the satisfaction of the terms and conditions set forth in the BANC ONE/FCN Agreement, which include the approval of the respective shareholders of BANC ONE and FCN and certain regulatory approvals. Subject to the satisfaction of the terms and conditions set forth in the BANC ONE/FCN Agreement, the BANC ONE/FCN Merger is targeted to be completed early in the fourth quarter of 1998.

                               THE HELOC PROGRAM

THE BANC ONE CONSUMER LENDING DIVISION HOME EQUITY PROGRAM

     BANC ONE, through its affiliated banks, has originated adjustable rate home equity revolving lines of credit since the early 1980's. During the past several years, BANC ONE has undertaken a transition from managing its business activities at the affiliate (legal entity) level to centralized management of such business activities by nationally focused lines of business. As part of this transition, all home equity lending originated directly with consumers was centralized in early 1997 and is currently managed by the BANC ONE Retail Group's Consumer Lending Division ("Consumer Lending"). Consumer Lending has created national business units including marketing, product management, risk management, credit underwriting, loan servicing and collections to manage its credit related activities. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS" as contained in the Prospectus for information concerning these business units.

SERVICING OF THE MORTGAGE LOANS

     At June 30, 1998, Bank One, N.A. and its affiliates (Bank One, Arizona, N.A., and Bank One, Wisconsin) serviced a total portfolio of approximately 257,347 home equity lines of credit having an aggregate outstanding principal balance of approximately $5.2 billion. The foregoing figures include home equity lines of credit that were originated or acquired by Bank One or its affiliates and are serviced on a contractual basis.

     Servicing of HELOCs (including the Mortgage Loans) originated by Consumer Lending through the affiliated banks is centrally managed by Consumer Lending's Portfolio Asset Management unit at three collection sites located in Akron, Ohio, Waukesha, Wisconsin and Tempe, Arizona. While the collection sites are managed by Consumer Lending, they are currently owned by each of Bank One, N.A., Bank One Wisconsin, and Bank One, Arizona, N.A., respectively. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Mortgage Loan Servicing" and
"-- Collections/Portfolio Management" in the Prospectus.

     Consumer Lending has established standard policies governing the collection of serviced loans. Collections management primarily includes the monitoring and supervision of delinquent loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties and the recovery of previously charged-off assets.

     The Portfolio Asset Management unit utilizes a variety of collections management programs and tools to monitor and collect delinquent accounts, mitigate account losses, and recover assets previously written off. Account monitoring begins once an account becomes past due.

     Collection efforts for delinquent accounts are initiated based on behavioral and credit risk scoring. The Portfolio Asset Management unit uses the Triad Collection Activity Prioritization System (the "Triad System") to manage the timing and extent of collection efforts. The Triad System uses customer and account information to define a variety of effective and efficient collection strategies by stratifying delinquent accounts as low, medium or high risk based on payment history, product type, and other account characteristics. Consumer Lending's policy is to suspend drawing privileges on overdue loans when collection efforts are initiated. Draw privileges are permanently suspended once an account becomes 60 days delinquent. Permanently suspended draw privileges may be reinstated with management approval.

     In accordance with industry practice, the Custodial Operations unit reports accounts that are 30 days past due to the credit reporting bureaus. During the period when the loan is 45 to 59 days delinquent, Consumer Lending sends notice of default informing the borrower of intent to initiate foreclosure proceedings on the Mortgaged Property within certain timeframes as allowed by law. Senior lien holders, if any, may be contacted to determine the status of those liens. Broker's price opinions, appraisals, and Mortgaged Property inspections may be conducted once an account reaches 60 days past due.

     When the notice of default to the borrower expires, the Portfolio Asset Management unit determines whether to initiate foreclosure proceedings. Analyses are performed and, at 90 days past due, foreclosure proceedings are initiated, if appropriate. If accounts are determined to be collectable, collection managers may delay foreclosure proceedings.

     The Portfolio Asset Management unit will charge-off the entire loan balance if the aforementioned analysis indicates that there is no equity in the Mortgaged Property. If the analysis reflects that there is sufficient equity in the Mortgaged Property, the loan is placed on nonaccrual status and foreclosure proceedings are initiated (if deemed appropriate). Upon the earlier of liquidation or possession of the Mortgaged Property, the portion of the loan balance unrecovered from the liquidation proceeds or, in the case of physical possession, the portion of the loan balance deemed unrecoverable is charged-off. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses). Servicing, collection and charge-off practices may change over time in accordance with, among other things, Consumer Lending's business judgment, changes in the portfolio and applicable laws and regulations.

     After foreclosure, if the loan is secured by a first mortgage lien, the Servicer may liquidate the mortgaged property and charge-off the home equity loan balance that was not recovered through proceeds of the liquidation, if any. If the mortgaged property was subject to a senior lien, the Servicer will either directly manage the foreclosure sale of the mortgaged property and satisfy such lien at the time of sale or take other action as it deems necessary to protect the interest in the mortgaged property. If, in the judgment of the Servicer, the cost of maintaining or purchasing the senior lien exceeds the economic benefit of such action, the

Servicer will generally charge-off the entire unpaid principal amount of the loan, seek a judgment against the borrower and not pursue any recovery.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables summarize the delinquency and loss experience of HELOCs owned by BANC ONE and its affiliates and serviced by affiliates of BANC ONE. The statistical information in such tables does not include HELOCs serviced by affiliates of BANC ONE for entities other than BANC ONE and its affiliates. The tables below present home equity revolving credit line delinquency and loss experience applicable to substantially all of the United States operations of BANC ONE and its affiliates, including loans managed in states which are not represented in the mortgage pool consisting of the Mortgage Loans and real estate acquired through foreclosure. As described in the Prospectus under "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- The BANC ONE Consumer Lending Division Home Equity Program", in early 1997 BANC ONE centralized the management, including loan servicing, of all HELOCs (including the Mortgage Loans) originated directly with consumers. Accordingly, the delinquency and loss figures presented below for the year ending December 31, 1997, and the six-month period ending June 30, 1998 represent information for HELOCs directly originated and serviced by BANC ONE and its affiliates under Consumer Lending's management only. The delinquency and loss information for the three years prior to 1997 represent information with respect to all corporate-owned HELOCs, including those indirectly originated by BANC ONE and its affiliates and purchased from correspondent banks and brokers, substantially all of which HELOCs currently would be managed by Consumer Lending.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                 SIX
                                                MONTHS
                                                ENDING            YEAR ENDING DECEMBER 31,
                                               JUNE 30,     ------------------------------------
                                                 1998        1997      1996      1995      1994
                                               --------     ------    ------    ------    ------
                                                             (DOLLARS IN MILLIONS)
Principal Amount Outstanding.................   $5,228      $5,114    $4,828    $4,383    $3,528
Average Principal Amount Outstanding
  (year end average).........................   $5,171      $4,971    $4,606    $3,956    $3,674
Gross Loss...................................   $  6.4      $  9.1    $ 11.5    $  6.8    $  5.3
Recoveries...................................   $  0.5      $  1.4    $  1.8    $  1.6    $  1.6
Net Loss.....................................   $  5.9      $  7.7    $  9.7    $  5.2    $  3.7
Net Loss as a Percent of Principal
  Outstanding................................     0.23%(1)    0.15%     0.20%     0.12%     0.10%
Net Loss as a Percent of Average Principal
  Outstanding................................     0.23%(1)    0.15%     0.21%     0.13%     0.10%
Delinquencies 30-89 days(2)..................   $ 37.7      $ 40.1    $ 57.8    $ 58.5    $ 28.1
Delinquencies 90+ days(2)....................   $  3.1      $  4.1    $ 11.2    $  8.1    $  7.4
                                                ------      ------    ------    ------    ------
30+ Delinquency(2)...........................   $ 40.8      $ 44.2    $ 69.0    $ 66.6    $ 35.5
Non-Accruals(3)..............................   $ 10.4      $ 10.5    $  7.0    $ 13.2    $  8.2
                                                ------      ------    ------    ------    ------
Non-Performing(4)............................   $ 51.2      $ 54.7    $ 76.0    $ 79.8    $ 43.7
30+ Delinquency as Percentage of Principal
  Amount Outstanding(2)......................     0.78%       0.86%     1.43%     1.52%     1.01%
Non-Accrual as Percentage of Principal Amount
  Outstanding................................     0.20%       0.21%     0.14%     0.30%     0.23%
Total Non-Performing as Percentage of
  Principal Amount Outstanding...............     0.98%       1.07%     1.57%     1.82%     1.24%

---------------
(1) Annualized.

(2) Delinquency calculated at calendar month end.

(3) Non-accruals include all accounts in process of foreclosure.

(4) Non-performing includes 30+ delinquencies and non-accruals.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     All of the Mortgage Loans will be purchased on the Closing Date by the Depositor from the Sellers, without recourse, pursuant to the Mortgage Loan Purchase Agreement.

     Unless otherwise indicated, the approximate weighted averages described below are weighted on the basis of the Cut-Off Date Pool Balance.

     The Mortgage Loans were originated between July 1997 and August 1998. The Cut-Off Date Pool Balance was approximately $867,346,931, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the close of business on August 31, 1998 (the "Cut-Off Date"). Approximately 26.58% of the Mortgage Loans are secured by a first mortgage on the related Mortgaged Property and approximately 73.42% of the Mortgage Loans are secured by a second mortgage on the related Mortgaged Property. The Mortgaged Properties are located in fifteen states and the District of Columbia. Approximately 27%, 17%, 14%, 12%, 9%, 7%, 7% and 6% of the Mortgage Loans were secured by Mortgaged Properties in Arizona, Ohio, Indiana, Wisconsin, Illinois, Colorado, Kentucky and Utah, respectively. Except as described in the preceding sentence, less than 1% (by Cut-Off Date Principal Balance) of the Mortgage Loans are secured by Mortgaged Properties located in any one state. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was 78.18% as of the Cut-Off Date. The "Combined Loan-to-Value Ratio" or "CLTV" of each Mortgage Loan is the ratio, expressed as a percentage, of (a) the sum of (i) the Credit Limit as of the origination of such Mortgage Loan and (ii) the principal balance of any senior mortgage loan as of the origination of such Mortgage Loan, over (b) the value (based on an appraised value or other acceptable valuation method in accordance with the applicable Seller's underwriting guidelines) for the related Mortgaged Property determined in the origination of such Mortgage Loan. No Mortgage Loan had a Combined Loan-to-Value Ratio greater than 100.00%. The weighted average junior mortgage ratio of the Mortgage Loans (computed by dividing the Credit Limit for each Mortgage Loan that was in a junior lien position by the sum of such Credit Limit and the outstanding balances at the time such Mortgage Loan was originated of all senior mortgage loans affecting the Mortgaged Property, weighted by the Cut-Off Date Principal Balance of the loans in the junior position) was approximately 38.7%. The Principal Balances of the Mortgage Loans as of the Cut-Off Date ranged from $0.00 to $245,304, and the average Principal Balance of the Mortgage Loans as of the Cut-Off Date was $24,249. All of the Mortgage Loans have a Lock Feature which permits the borrower to lock the Loan Rate with respect to all or a portion of the principal balance thereof to a fixed rate. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Home Equity Lines of Credit" in the Prospectus. The portion of the principal balance of a Mortgage Loan as to which the Lock Feature is exercised is referred to herein as the "Locked Balance". As of the Cut-Off Date, the aggregate Locked Balance was approximately $8,574,611 (approximately 0.99% of the Cut-Off Date Pool Balance). Loan Rates on the Locked Balances ranged from 6.50% per annum to 13.50% per annum, and the weighted average Loan Rate on the Locked Balances was 9.57%. As of the Cut-Off Date, the Loan Rates on all of the Mortgage Loans ranged from 5.50% per annum to 18.50% per annum and the weighted average Loan Rate on all of the Mortgage Loans was 9.87% per annum. As of the Cut-Off Date, the Gross Margins for the Mortgage Loans (other than the Locked Balances) ranged from 0.00% to 10.00%, and the weighted average Gross Margin for such Mortgage Loans was 1.38%. Each of the Mortgage Loans is subject to a maximum Loan Rate specified in the related Credit Line Agreement (each, a "Maximum Rate"). As of the Cut-Off Date, the Maximum Rates ranged from 18.00% per annum to 25.00% per annum, and the weighted average Maximum Rate was 22.54% per annum. As of the Cut-Off Date, 67.29% of the Mortgage Loans have a minimum Loan Rate of 1.00% per annum. One Mortgage Loan has a minimum Loan Rate of 7.00% per annum. The remaining Mortgage Loans do not have a minimum Loan Rate. As of the Cut-Off Date, the remaining terms to maturity of the Mortgage Loans (other than Locked Balances) ranged from 166 months to 244 months and the weighted average remaining term to scheduled maturity of such Mortgage Loans was 206 months. As of the Cut-Off Date, the weighted average remaining term to scheduled maturity of all of the Mortgage Loans was 204 months. As of the Cut-Off Date, the remaining terms to maturity of the Locked Balances ranged from 5 months to 167 months and the weighted average remaining term to scheduled maturity of the Locked Balances was 80 months. The weighted average Credit Limit Utilization Rate

(determined by dividing the Cut-Off Date Principal Balance of a Mortgage Loan by the Credit Limit of such Mortgage Loan) (weighted by Credit Limit) of the Mortgage Loans was 59.76% as of the Cut-Off Date. The latest scheduled maturity of any Mortgage Loan is in December 2018. As of the Cut-Off Date, 99.91% of the Mortgage Loans were secured by Mortgaged Properties that are owner-occupied, and 0.09% of the Mortgage Loans were secured by non-owner occupied Mortgaged Properties. As of the Cut-Off Date, no Mortgage Loan was delinquent more than 29 days.

MORTGAGE LOAN TERMS

     The Mortgage Loans were originated pursuant to loan agreements (the "Credit Line Agreements"). Under the Credit Line Agreements, the borrowers may receive advances (each, an "Additional Balance" or a "Draw") at any time either during the term of such Mortgage Loan or during a specified period described under " -- Loan Terms" below (the "Draw Period"). Draws are not required to be made in a minimum amount. The maximum amount of each Draw with respect to any Mortgage Loan is equal to the excess, if any, of the Credit Limit over the Principal Balance outstanding under such Mortgage Note at the time of such Draw. In some cases, a borrower may be permitted to exceed the established Credit Limit by as much as three percent.

     The borrower's right to make a Draw under a Mortgage Loan may be suspended, or the Credit Limit may be reduced, under a number of circumstances, including, but not limited to, a material adverse change in the borrower's financial circumstances, a significant decline in the Appraised Value of the Mortgaged Property or a non-payment default by the borrower. Generally, such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Mortgage Loan, the right of the borrower to make a Draw may be terminated and the entire outstanding Principal Balance of such Mortgage Loan may be declared immediately due and payable. A "default" includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the Mortgaged Property or the rights in the Mortgaged Property or any fraud or material misrepresentation by a borrower in connection with the Mortgage Loan. The Credit Limit also may be increased, upon completion of satisfactory underwriting review, as described below.

     Interest accrues on each Mortgage Loan, payable monthly, on the related average daily outstanding Principal Balance for each Billing Cycle at a variable rate per annum (unless the Lock Feature is exercised) equal at any time to the sum of the applicable Index (defined below) as of the first day of each related Billing Cycle (such date, the "Adjustment Date") as described below plus a fixed percentage amount (the "Gross Margin") specified in the related Credit Line Agreement. Such variable rate or, if the Lock Feature is exercised, the resulting fixed rate, is referred to herein as the "Loan Rate". Interest accrues on each Mortgage Loan calculated at the Loan Rate on the basis of the actual number of days elapsed during the related Billing Cycle and a 365-day year. The "Billing Cycle" for each Mortgage Loan is the calendar month preceding each Due Date. The "Due Dates" for approximately 5.89%, 3.47%, 9.30%, 6.97%, and 74.33% (by Cut-Off Date Pool Balance) of the Mortgage Loans are the fifth, tenth, fifteenth, twentieth and twenty-fifth days of each month, respectively.

     Interest accrued each month with respect to each Mortgage Loan (other than any Locked Balances) adjusts based on an index (the "Index"). The Index is the average weekly Bank Prime Loan Rate as published by the Board of Governors of the Federal Reserve System (the "Prime Rate"). The Gross Margins for the Mortgage Loans (other than the Locked Balances) as of the Cut-Off Date ranged from 0.00% to 10.00% and the weighted average Gross Margin for such Mortgage Loans as of the Cut-Off Date was 1.38%. All of the Mortgage Loans are subject to a maximum Loan Rate specified in the related Credit Line Agreements (each, a "Maximum Rate"). As of the Cut-Off Date, the Maximum Rates ranged from 18.00% per annum to 25.00% per annum and the weighted average Maximum Rate was 22.54% per annum. As of the Cut-Off Date, 67.29% of the Mortgage Loans have a minimum Loan Rate of 1.00% per annum. One Mortgage Loan has a minimum Loan Rate of 7.00% per annum. The remaining Mortgage Loans do not have a minimum Loan Rate. No Mortgage Loan is subject to a periodic rate cap.

     Payments made by or on behalf of the borrower for each Mortgage Loan during the Repayment Period generally are required to be applied first, to any unpaid Finance Charges, second, to the Principal Balance outstanding and, third, to any unpaid Assessed Fees (as defined in the Prospectus) with respect to such Mortgage Loan. With respect to certain of the Mortgage Loans, payments are required to be applied to unpaid insurance premiums and late charges (in that order) prior to application to Finance Charges, as described above.

     The Mortgage Loans have various loan terms, draw periods, amortization periods and minimum monthly payment requirements as follows:

                                   LOAN TERMS

                                                                                   MINIMUM MONTHLY
                                                                                 PAYMENT REQUIREMENT
LOAN DESIGNATION      LTV        LOAN TERM    DRAW PERIOD    REPAYMENT PERIOD     DURING DRAW PERIOD
----------------  -----------    ---------    -----------    ----------------    --------------------
Option 1          80% or less    20 years      10 years          10 years        The greatest of:
                                                                                 (1) 1% of
                                                                                 outstanding
                                                                                     Principal
                                                                                     Balance;
                                                                                 (2) Interest accrued
                                                                                     for the month
                                                                                     plus Assessed
                                                                                     Fees(*); and
                                                                                 (3) Minimum of $100
                                                                                     or outstanding
                                                                                     Principal
                                                                                     Balance
Option 2          81%-100%       15 years       5 years          10 years        The greatest of:
                                                                                 (1) 1% of
                                                                                 outstanding
                                                                                     Principal
                                                                                     Balance;
                                                                                 (2) Interest accrued
                                                                                     for the month
                                                                                     plus Assessed
                                                                                     Fees(*); and
                                                                                 (3) Minimum of $100
                                                                                     or outstanding
                                                                                     Principal
                                                                                     Balance

---------------
(*) Assessed Fees include late charges, administrative charges and credit and insurance charges.

ADDITIONAL INFORMATION WITH RESPECT TO THE MORTGAGE LOANS

     Set forth below is a description of certain characteristics of the Mortgage Loans. The sum of certain percentages set forth in the following tables may not equal exactly 100% due to differences in the rounding of percentages.

                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
              RANGE OF COMBINED                  NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
            LOAN-TO-VALUE RATIOS               MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
            --------------------               --------------    -----------------    -----------------
60.00 and below..............................       5,616         $128,652,220.47           14.83%
60.01 to  65.00..............................       1,122           30,384,327.11            3.50
65.01 to  70.00..............................       1,613           42,338,212.04            4.88
70.01 to  75.00..............................       1,964           52,613,181.69            6.07
75.01 to  80.00..............................       9,346          234,041,938.40           26.98
80.01 to  85.00..............................       2,208           53,912,097.36            6.22
85.01 to  90.00..............................       3,872           97,241,012.99           11.21
90.01 to  95.00..............................       2,158           54,613,875.07            6.30
95.01 to 100.00..............................       7,869          173,550,066.07           20.01
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

---------------
(1) The "Combined Loan-to-Value Ratio" or "CLTV" of each Mortgage Loan is the ratio, expressed as a percentage, of (a) the sum of (i) the Credit Limit and
    (ii) the principal balance of any senior mortgage loan as of the origination of such Mortgage Loan, over (b) the value (based on appraised value or other acceptable valuation method in accordance with the Sellers' underwriting guidelines) for the related Mortgaged Property determined at origination of such Mortgage Loan.

                                 LIEN PRIORITY

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
LIEN PRIORITY                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------                                  --------------    -----------------    -----------------
First Lien...................................       8,128         $230,561,835.60           26.58%
Second Lien..................................      27,640          636,785,095.60           73.42
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                                 PROPERTY TYPE

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
PROPERTY TYPE                                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                  --------------     -----------------   -----------------
Single Family...............................          35,699       $865,361,848.79             99.77%
Other.......................................              69          1,985,082.41              0.23
                                                 -----------       ---------------       -----------
          Total.............................          35,768       $867,346,931.20            100.00%
                                                 ===========       ===============       ===========

                             OWNER OCCUPANCY STATUS

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
OWNER OCCUPANCY STATUS                         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------                         --------------    -----------------    -----------------
Owner Occupied...............................      35,730         $866,608,015.91           99.91%
Other........................................          38              738,915.29            0.09
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                               PRINCIPAL BALANCES

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
RANGE OF PRINCIPAL BALANCES                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------------------                    --------------    -----------------    -----------------
      0.00 to  10,000.00.....................       8,883         $ 39,706,405.35            4.58%
 10,000.01 to  20,000.00.....................       9,274          140,704,466.37           16.22
 20,000.01 to  30,000.00.....................       7,630          189,840,960.30           21.89
 30,000.01 to  40,000.00.....................       4,007          139,241,443.48           16.05
 40,000.01 to  50,000.00.....................       2,808          127,229,988.59           14.67
 50,000.01 to  60,000.00.....................       1,220           67,039,617.25            7.73
 60,000.01 to  70,000.00.....................         691           45,074,961.95            5.20
 70,000.01 to  80,000.00.....................         449           33,635,684.85            3.88
 80,000.01 to  90,000.00.....................         278           23,602,778.55            2.72
 90,000.01 to 100,000.00.....................         262           25,137,243.21            2.90
100,000.01 to 125,000.00.....................         122           13,722,461.81            1.58
125,000.01 to 150,000.00.....................          86           11,792,574.18            1.36
150,000.01 to 175,000.00.....................          27            4,368,176.07            0.50
175,000.01 to 200,000.00.....................          21            4,004,307.34            0.46
200,000.01 to 225,000.00.....................           5            1,054,363.92            0.12
225,000.01 to 250,000.00.....................           5            1,191,497.98            0.14
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                                 CREDIT LIMITS

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
RANGE OF CREDIT LIMIT                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------                          --------------     -----------------   -----------------
  5,000.01 to  10,000.00....................           2,411       $ 15,649,738.35              1.80%
 10,000.01 to  20,000.00....................           6,156         76,703,087.70              8.84
 20,000.01 to  30,000.00....................           8,328        156,590,735.25             18.05
 30,000.01 to  40,000.00....................           4,353        112,099.103.65             12.92
 40,000.01 to  50,000.00....................           6,488        176,839,761.36             20.39
 50,000.01 to  60,000.00....................           2,232         74,640,016.06              8.61
 60,000.01 to  70,000.00....................           1,452         54,624,731.13              6.30
 70,000.01 to  80,000.00....................           1,296         49,907,892.55              5.75
 80,000.01 to  90,000.00....................             620         29,639,514.30              3.42
 90,000.01 to 100,000.00....................           1,615         65,594,133.76              7.56
100,000.01 to 125,000.00....................             293         16,883,487.54              1.95
125,000.01 to 150,000.00....................             337         21,629,189.93              2.49
150,000.01 to 175,000.00....................              55          4,821,515.15              0.56
175,200.01 to 200,000.00....................              69          6,121,929.91              0.71
200,000.01 to 225,000.00....................              27          2,219,285.28              0.26
225,000.01 to 250,000.00....................              36          3,382,809.28              0.39
                                                 -----------       ---------------       -----------
          Total.............................          35,768       $867,346,931.20            100.00%
                                                 ===========       ===============       ===========

                         CREDIT LIMIT UTILIZATION RATES

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
RANGE OF CREDIT LIMIT UTILIZATION              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------------------              --------------     -----------------   -----------------
  0.00% to  10.00%..........................           3,782       $  4,100,522.37              0.47%
 10.01% to  20.00%..........................           1,664         13,993,069.04              1.61
 20.01% to  30.00%..........................           1,725         22,525,110.63              2.60
 30.01% to  40.00%..........................           1,842         31,809,764.70              3.67
 40.01% to  50.00%..........................           1,951         39,563,447.50              4.56
 50.01% to  60.00%..........................           2,083         48,870,679.84              5.63
 60.01% to  70.00%..........................           2,320         64,019,744.37              7.38
 70.01% to  80.00%..........................           2,554         73,400,995.35              8.46
 80.01% to  90.00%..........................           3,635        111,523,499.26             12.86
 90.01% to 100.00%..........................          14,099        454,291,642.53             52.38
100.01% to 100.07%..........................             113          3,248,455.61              0.37
                                                 -----------       ---------------       -----------
          Total.............................          35,768       $867,346,931.20            100.00%
                                                 ===========       ===============       ===========

                   MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                                                         PERCENT OF
                                                                                            HELOC
                                                                                          BALANCES
          RANGE OF MONTHS REMAINING              NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
            TO SCHEDULED MATURITY              MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
          -------------------------            --------------    -----------------    -----------------
160 to 172...................................      12,660         $293,332,659.87           34.16%
173 to 184...................................       2,284           51,723,418.66            6.02
209 to 220...................................           1                2,475.00            0.00
221 to 232...................................      17,742          437,415,722.28           50.94
233 to 244...................................       3,081           76,298,044.39            8.88
                                                   ------         ---------------          ------
          Total..............................      35,768         $858,772,320.20          100.00%
                                                   ======         ===============          ======

---------------
(1) Balances do not include the Locked Balances, which as of Cut-Off Date represent 0.99% of the Cut-Off Date Pool Balance. As of the Cut-Off Date, the weighted average months remaining to scheduled maturity for the Locked Balances is 80.12 months. The weighted average number of months remaining to scheduled maturity for the HELOC Balances is 205.64 months. The weighted average number of months remaining to scheduled maturity for all Mortgage Loans is 204.40 months.

                          MONTHS SINCE ORIGINATION(1)

                                                                                         PERCENT OF
                                                                                            HELOC
                                                                                          BALANCES
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
MONTHS                                         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------                                         --------------    -----------------    -----------------
0............................................         132         $  4,225,500.92            0.49%
1............................................         114            4,414,120.38            0.51
2............................................          25              879,501.79            0.10
3............................................          30            1,171,186.68            0.14
4............................................          19              553,790.45            0.06
5............................................           3              122,209.44            0.01
6............................................       2,369           57,390,099.25            6.68
7............................................       2,886           66,515,308.66            7.75
8............................................       3,597           86,499,147.43           10.07
9............................................       3,602           84,406,245.03            9.83
10...........................................       4,335          103,444,921.60           12.05
11...........................................       5,457          130,226,261.50           15.16
12...........................................       6,803          162,868,955.57           18.97
13...........................................       6,396          156,055,071.50           18.17
                                                   ------         ---------------          ------
          Total..............................      35,768         $858,772,320.20          100.00%
                                                   ======         ===============          ======

---------------
(1) Balances do not include the Locked Balances, which as of Cut-Off Date represent 0.99% of the Cut-Off Date Pool Balance. As of the Cut-Off Date, the weighted average months since origination for the Locked Balances is
    7.29 months. The weighted average months since origination for the HELOC Balances is 10.16 months. The weighted average months since origination for all Mortgage Loans is 10.13 months.

                                 LOAN RATES(1)

                                                                                         PERCENT OF
                                                                                            HELOC
                                                                                          BALANCES
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
            RANGE OF LOAN RATES                 MORTGAGE LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
            -------------------                 --------------    -----------------   -----------------
 5.500% to  6.000%..........................             6         $    107,985.85              0.01%
 6.001% to  6.500%..........................             2               57,936.04              0.01
 6.501% to  7.000%..........................            39            1,498,740.56              0.17
 7.001% to  7.500%..........................             5               99,651.55              0.01
 7.501% to  8.000%..........................            27              544,435.16              0.06
 8.001% to  8.500%..........................         4,370          125,240,937.04             14.58
 8.501% to  9.000%..........................         6,055          175,621,938.37             20.45
 9.001% to  9.500%..........................         6,227          141,874,774.09             16.52
 9.501% to 10.000%..........................         5,018          116,820,581.35             13.60
10.001% to 10.500%..........................         3,309           73,813,194.45              8.60
10.501% to 11.000%..........................         2,448           61,843,869.37              7.20
11.001% to 11.500%..........................         3,762           82,318,254.80              9.59
11.501% to 12.000%..........................         1,732           27,956,719.31              3.26
12.001% to 12.500%..........................         1,705           30,119,698.94              3.51
12.501% to 13.000%..........................           762           14,479,124.27              1.69
13.001% to 13.500%..........................           204            4,166,556.29              0.49
13.501% to 14.000%..........................            45              947,920.18              0.11
14.001% to 14.500%..........................            14              365,368.30              0.04
14.501% to 15.000%..........................            16              403,992.60              0.05
15.001% to 15.500%..........................            17              403,730.22              0.05
15.501% to 16.000%..........................             3               46,119.41              0.01
17.501% to 18.000%..........................             1               23,071.80              0.00
18.001% to 18.500%..........................             1               17,720.25              0.00
                                                    ------         ---------------       -----------
       Total................................        35,768         $858,772,320.20            100.00%
                                                    ======         ===============       ===========

---------------
(1) Balances do not include the Locked Balances, which as of Cut-Off Date represent 0.99% of the Cut-Off Date Pool Balance. As of the Cut-Off Date, the weighted average Loan Rate for the Locked Balances is 9.57%, the weighted average Loan Rate for the HELOC Balances is 9.87% and the weighted average Loan Rate for all Mortgage Loans is 9.87%.

                                  GROSS MARGIN

                                                                                         PERCENT OF
                                                                                       HELOC BALANCES
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
GROSS MARGINS                                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                  --------------     -----------------   -----------------
0.000% to  0.500%...........................          10,450       $301,621,880.17             35.12%
0.501% to  1.000%...........................           6,240        142,199,382.92             16.56
1.001% to  1.500%...........................           5,025        117,242,201.65             13.65
1.501% to  2.000%...........................           3,313         74,084,324.49              8.63
2.001% to  2.500%...........................           2,451         61,849,680.60              7.20
2.501% to  3.000%...........................           3,778         82,649,044.66              9.62
3.001% to  3.500%...........................           1,734         27,967,887.01              3.26
3.501% to  4.000%...........................           1,710         30,249,179.38              3.52
4.001% to  4.500%...........................             766         14,553,316.50              1.69
4.501% to  5.000%...........................             204          4,147,500.06              0.48
5.001% to  5.500%...........................              45            947,920.18              0.11
5.501% to  6.000%...........................              14            365,368.30              0.04
6.001% to  6.500%...........................              16            403,992.60              0.05
6.501% to  7.000%...........................              17            403,730.22              0.05
7.001% to  7.500%...........................               3             46,119.41              0.01
9.001% to  9.500%...........................               1             23,071.80              0.00
9.501% to 10.000%...........................               1             17,720.25              0.00
                                                 -----------       ---------------       -----------
          Total.............................          35,768       $858,772,320.20            100.00%
                                                 ===========       ===============       ===========

                                 MAXIMUM RATES

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
MAXIMUM RATES                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------                                  --------------    -----------------    -----------------
18.0%........................................       6,602         $169,079,188.93           19.49%
19.8%........................................       3,447           80,026,488.45            9.23
21.0%........................................       4,716          117,103,722.99           13.50
24.0%........................................       2,826           62,193,226.29            7.17
25.0%........................................      18,177          438,944,304.54           50.61
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                                ORIGINATION YEAR

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
ORIGINATION YEAR                               MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------                               --------------    -----------------    -----------------
1997.........................................      30,190         $731,548,563.63           84.34%
1998.........................................       5,578          135,798,367.57           15.66
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
STATE                                          MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----                                          --------------    -----------------    -----------------
Arizona......................................       9,283         $232,626,645.14           26.82%
Colorado.....................................       2,213           64,204,439.62            7.40
Illinois.....................................       3,450           80,033,431.78            9.23
Indiana......................................       5,074          125,015,181.94           14.41
Kentucky.....................................       2,640           58,027,582.78            6.69
Ohio.........................................       6,952          150,441,812.03           17.35
Utah.........................................       1,772           51,129,781.46            5.89
Wisconsin....................................       4,250          101,475,858.42           11.70
Other........................................         134            4,392,198.03            0.51
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

---------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                          DELINQUENCY DISTRIBUTION(1)

                                                                                         PERCENT OF
                                                                                       HELOC BALANCES
                                                  NUMBER OF         CUT-OFF DATE       BY CUT-OFF DATE
NUMBER OF DAYS DELINQUENT                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------                      --------------     -----------------   -----------------
Current.....................................          33,231       $789,490,677.90             91.93%
1 to 29.....................................           2,537         69,281,642.30              8.07
                                                 -----------       ---------------       -----------
          Total.............................          35,768       $858,772,320.20            100.00%
                                                 ===========       ===============       ===========

---------------

(1) Balances do not include the Locked Balances, which as of Cut-Off Date represent 0.99% of the Cut-Off Date Pool Balance. As of the Cut-Off Date, no Locked Balance was delinquent more than 29 days.

                                LOAN DESIGNATION

                                                                                         PERCENT OF
                                                                                        MORTGAGE POOL
                                                 NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
LOAN DESIGNATION                               MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------                               --------------    -----------------    -----------------
Option 1.....................................      20,794         $517,744,744.21           59.69%
Option 2.....................................      14,974          349,602,186.99           40.31
                                                   ------         ---------------          ------
          Total..............................      35,768         $867,346,931.20          100.00%
                                                   ======         ===============          ======

                 YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     Interest payable on the Certificates will accrue at a variable rate based on LIBOR, calculated monthly. The Mortgage Loans, however, generally bear interest based on a variable rate based on a prime rate (the "Index"). See "DESCRIPTION OF THE MORTGAGE LOANS -- Mortgage Loan Terms." Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee, the fee payable to the Trustee and premiums payable to the Certificate Insurer) during any Collection Period may not equal the amount of interest that accrues at LIBOR plus the margin on the Certificate Principal Balance of the Certificates during the related Interest Period. In particular, LIBOR and the Index may respond to different economic and market factors, and there is no necessary correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the Index is stable or is falling or that, even if both LIBOR and the Index rise during the same period, LIBOR may rise much more rapidly than the Index. In addition, the Loan Rates on certain Mortgage Loans or certain portions of the outstanding balances thereof may bear interest at a rate that is fixed as a result of the exercise of the Lock Feature. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS -- Home Equity Lines of Credit" in the Prospectus. The option may be exercised during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the weighted average net rate at which the Mortgage Loans are accruing interest may be less than the amount of interest that would accrue at LIBOR plus the margin on the Certificates, and a LIBOR Interest Carryover could become payable with respect to the Certificates. If the Net Funds Cap Rate results in a lower interest payment to the Certificates for a Distribution Date, the value of the Certificates may be temporarily or permanently reduced. Any LIBOR Interest Carryover will be payable only to the extent certain amounts which would otherwise be available to be distributed to the Transferor Interest, and such LIBOR Interest Carryover may remain unpaid on the final Distribution Date. In addition, if the spread between the weighted average net Loan Rate and the Certificate Rate is reduced or eliminated, the weighted average life of the Certificates may be affected by reducing the amount otherwise available to cover Investor Loss Amounts or to pay the Accelerated Principal Distribution Amount.

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based on their Fixed Allocation Percentage (less any Reallocated Investor Principal Collections and Overcollateralization Release Amounts), subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely on the Fixed Allocation Percentage (less any Reallocated Investor Principal Collections and Overcollateralization Release Amounts). Because prior distributions of Investor Principal Collections to Certificateholders reduce the Investor Floating Allocation Percentage but do not change the Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections (less any Reallocated Investor Principal Collections and Overcollateralization Release Amounts) and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders also may receive as payment of principal the Floating Allocation Percentage of the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses therefore may affect the rate of payment of principal on the Certificates.

     To the extent obligors make more Draws than principal payments, the Transferor Interest may grow. Because the Certificateholders' share of Principal Collections is based on the Fixed Allocation Percentage (without reduction) during the Rapid Amortization Period, an increase in the holder of the Transferor

Interest due to additional Draws also may result in Certificateholders receiving principal at a greater rate than otherwise would occur if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. The Agreement permits the holder of the Transferor Interest at its option, subject to the satisfaction of certain conditions specified in the Agreement, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE
CERTIFICATES -- Optional Transfers of Mortgage Loans to the Holder of the Transferor Interest."

     All of the Mortgage Loans may be prepaid in full or in part at any time without penalty. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates. In addition, the weighted average life of the Certificates will be affected by the rate and timing of Investor Interest Collections available to cover Investor Loss Amounts and to pay the Accelerated Principal Distribution Amount.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans such as the Mortgage Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans generally will be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity lines of credit. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. In addition, certain Mortgage Loans may be repurchased by the related Seller due to breaches of representations and warranties with respect to such Mortgage Loans, including the inclusion of newly Locked Balances in any Collection Period that causes the Locked Balances as a percentage of total outstanding Pool Balance as of the end of such Collection Period to exceed the maximum percentage specified in the Agreement. The enforcement of a "due-on-sale" provision or the repurchase of a Mortgage Loan will have the same effect as a prepayment of the Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- 'Due-on-Sale' Clauses in Mortgage Loans" in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES -- Weighted Average Life of the Securities; Maturity and Prepayment Considerations" in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal that the Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal

Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates." Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE CERTIFICATES -- Denominations; Registration" and "-- Reports to Certificateholders."

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus are a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement.

GENERAL

     The Certificates will evidence specified undivided interests in the Trust. The property of the Trust will consist of: (i) the Mortgage Loans; (ii) the collections in respect of the Mortgage Loans received after the Cut-Off Date;
(iii) property that secured any Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Policy; and (v) an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement;
(vi) rights under certain hazard insurance policies covering the Mortgaged Properties; (vii) amounts on deposit in the Spread Account; and (viii) certain other property, as described more fully herein.

     The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $850,000,000 (the "Original Invested Amount"), which represents approximately 98% of the Cut-Off Date Pool Balance. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred and Additional Balances are drawn down by borrowers. The "Original Certificate Principal Balance" will equal $850,000,000. Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus the sum of (i) the amount of Investor Principal Collections previously distributed to Certificateholders and (ii) Investor Loss Amounts previously applied and not reimbursed. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") as of any Distribution Date will equal the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The remaining undivided interest (the "Transferor Interest") in the Mortgage Loans not represented by the Invested Amount initially will equal approximately $17,346,931, or approximately 2% of the Cut-Off Date Pool Balance, and initially will be held by Bank One. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred and Additional Balances are drawn down by borrowers. The holder of the Transferor Interest has the right to sell or pledge the Transferor Interest at any time, provided that certain conditions specified in the Agreement are satisfied.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the holder of the Transferor Interest. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     Within 90 days of the Closing Date, the Sellers are required to deliver to the Trustee the notes evidencing the Mortgage Loans endorsed to the Trustee or in blank and assignments of the related mortgages in recordable form to the Trustee or in blank. The assignments of mortgages are not required to be recorded unless certain events set forth in the Agreement occur. Within 90 days of such delivery, the Trustee will review the documents delivered to it and, if any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Servicer, the applicable Seller and the Depositor by the Trustee, the applicable Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to be reduced below the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the applicable Seller will be obligated either to substitute an Eligible Substitute Mortgage Loan or to make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount of such Transfer Deficiency. Any such deduction, substitution or deposit, will be considered for the purposes of the Agreement a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. No such transfer will be considered to have occurred until the required deposit to the Collection Account is actually made. The obligation of a Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Related Documents available to the Trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the applicable Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) that is approximately equal to any Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1.0% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Gross Margin of the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage securing the Defective Mortgage Loan at the time such mortgage was transferred to the Trust; (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the applicable Sellers will be required to make a deposit to the Collection Account equal to such difference.

     Each Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and Loan Rate) sold by it. In addition, each Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, such Seller has transferred or assigned all of its rights, title and interest in or granted a security interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the applicable Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the applicable Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the applicable Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law, the Servicer may change the terms of the Credit Line Agreements at any time, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer and
(ii) are consistent with prudent business practice. In addition, the Agreement permits the Servicer, within certain limitations set forth therein, to increase or reduce the Credit Limit of the related Mortgage Loan, increase or reduce the Margin for such Mortgage Loan or, if a lien senior to that of such Mortgage Loan has been paid or otherwise satisfied or released, consent to the imposition of another lien senior to that of such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE HOLDER OF THE TRANSFEROR INTEREST

     Subject to the conditions specified in the Agreement, on any Distribution Date (a "Transfer Date") the holder of the Transferor Interest may, but will not be obligated to, remove certain Mortgage Loans from the Trust without prior notice to the Certificateholders. Mortgage Loans so designated will be removed only upon satisfaction of certain conditions specified in the Agreement, including, among other things, that: (i) the Transferor Interest as of the applicable Transfer Date, after giving effect to the removal of such Mortgage Loans, will exceed the Minimum Transferor Interest; (ii) the Mortgage Loans to be removed are selected at random and the holder of the Transferor Interest represents and warrants that no selection procedures that the holder of the Transferor Interest reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the holder of the Transferor Interest in selecting the Mortgage Loans to be removed; and (iii) notice of such removal of Mortgage Loans is given to the Rating Agencies and the Certificate Insurer.

     With respect to any date, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Trustee will establish and maintain on behalf of the Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the holder of the Transferor Interest, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     Notwithstanding the foregoing, under the terms of the Agreement, so long as Bank One's short-term debt obligations are rated at least "P-1" by Moody's and "A-1" by Standard and Poor's, all amounts collected in respect of the Mortgage Loans will be commingled with the general collections of the Servicer and amounts collected for a Collection Period will not be required to be deposited into the Collection Account until one Business Day prior to the related Distribution Date. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, with a minimum long-term unsecured debt rating of "Baa1" by Moody's and "BBB+" by Standard & Poor's, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced, in the case of each Rating Agency, by a letter from such Rating Agency to the Trustee that use of such account would not result in the reduction, qualification or withdrawal of its then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans generally will be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of insurance proceeds and Net Liquidation Proceeds, allocated to interest pursuant to the terms of the Credit Line Agreements, less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses and any amounts owed in respect of any senior lien, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor Interest ("Investor Principal Collections" and "Transferor Principal Collections," respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance of such Mortgage Loan plus

(i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan is zero.

DENOMINATIONS; REGISTRATION

     The Certificates are offered in minimum denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust evidenced by a Certificate (the "Percentage Interest") will be the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

     The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including Underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Because DTC can act only on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided by the Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-

Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on October 20, 1998), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the twentieth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of Ohio or New York are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections (and
(a) to the extent Investor Interest Collections are insufficient to pay the amounts described in clauses (i) and (ii) below, certain Investor Principal Collections (the amounts so applied, "Reallocated Investor Principal Collections") and (b) to the extent Investor Interest Collections and Reallocated Investor Principal Collections are insufficient to pay the amounts described in clauses (i) and (ii) below or Investor Interest Collections are insufficient to pay the amount described in clause (iii) below, amounts on deposit in the Spread Account) in the following manner and order of priority:

          (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

          (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

          (iii) to pay Certificateholders any Investor Loss Amount for such Distribution Date;

          (iv) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

          (v) as payment for the premium for the Policy;

          (vi) to reimburse prior draws made from the Policy (with interest thereon, calculated in accordance with the Insurance Agreement);

          (vii) to deposit into the Spread Account, until the aggregate amount of funds therein is equal to the Required Spread Account Amount;

          (viii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required
     Overcollateralization Amount (such amount, if any, so paid, the "Accelerated Principal Distribution Amount");

          (ix) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

          (x) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Agreement;

          (xi) to pay the LIBOR Interest Carryover; and

          (xii) to the holder of the Transferor Interest to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iii), (iv) and (viii) will be principal payments on the Certificates and will reduce the Certificate Principal Balance; however, payments pursuant to clause
(viii) will not reduce the Invested Amount. All amounts remaining after application of the Investor Interest Collections pursuant to clauses (i) through
(x) are "Excess Spread." Neither the Accelerated Principal Distribution Amount nor the LIBOR Interest Carryover is guaranteed by the Policy.

     To the extent that Investor Interest Collections and other amounts as described above are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If, as a result of such insufficiency, the Certificate Principal Balance exceeds the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     The "Required Overcollateralization Amount" will be an amount set forth in the Insurance Agreement. "Liquidation Loss Amount" means, with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds received in connection therewith. The "Investor Loss Amount" will be the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Agreement, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered as of the end of the preceding Collection Period. The Investor Loss Amount will be allocated to the Certificateholders under the circumstances described herein.

     As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning on the day after the Cut-Off Date and ending on September 30, 1998.

     Interest on the Certificates will be distributed monthly on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for each Interest Period generally will equal the lesser of (i) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of the related Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) 0.25% per annum and (ii) the Net Funds Cap Rate with respect to such Interest Period. The "Net Funds Cap Rate" for any Interest Period is a rate equal to the weighted average of the Loan Rates as of the first day of the related Billing Cycle less 0.65% per annum.

     Interest payable on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates at the Certificate Rate will be funded from Investor Interest Collections and, to the extent insufficient, from Reallocated Investor Principal Collections, withdrawals from the Spread Account and draws on the Policy. If the Certificate Insurer defaults under the Policy and the amount otherwise available to cover such interest payment is insufficient on any Distribution Date to pay the total amount of interest accrued at the Certificate Rate, any interest due but not paid on such Distribution Date will be due on the next succeeding Distribution Date, together with additional interest on such amount at a rate equal to the sum of the applicable Certificate Rate and 2% per annum.

     If on any Distribution Date the Certificate Rate is equal to the Net Funds Cap Rate, an amount (the "LIBOR Interest Carryover") equal to (i) the difference, if any, between (a) the amount of interest the Certificates would be entitled to receive on such Distribution Date without regard to the Net Funds Cap Rate and (b) the amount of interest payable to the Certificates on such Distribution Date at the Net Funds Cap Rate, plus (ii) the portion of the amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates and interest accrued thereon at the then applicable Certificate Rate, will be distributed on subsequent Distribution Dates, from the amount of the Excess Spread otherwise payable to the Transferor Interest, to the Certificates. No LIBOR Interest Carryover will be paid to the Certificates after the Principal Balance of the Certificates has been reduced to zero. The ratings assigned to the Certificates do not address the likelihood of the payment of the amount of any LIBOR Interest Carryover. The Policy does not provide coverage of the LIBOR Interest Carryover, and the amount of any LIBOR Interest Carryover may remain unpaid on the final Payment Date.

     Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the Transferor Interest will be distributed to the holder of the Transferor Interest only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the holder of the Transferor Interest because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the holder of the Transferor Interest.

     Overcollateralization. As the result of the distribution of Accelerated Principal Distribution Amounts, if any, to Certificateholders, the Invested Amount may be greater than the Certificate Principal Balance, thereby creating an Overcollateralization Amount (but not in excess of the Required Overcollateralization Amount). Any such Overcollateralization Amount will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections and to cover interest shortfalls to the extent of the Reallocated Investor Principal Collections. If on any Distribution Date the Overcollateralization Amount exceeds the Required Overcollateralization Amount, the Investor Principal Collections payable to Certificateholders on such Distribution Date will be reduced by the amount of such excess (such amount, the "Overcollateralization Release Amount"). Such amount will be paid to the holder of the Transferor Interest.

     Spread Account. In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificateholders. The Trustee will deposit certain amounts into the Spread Account until the Required Spread Account Amount has been reached in accordance with the Agreement.

     Distributions of Principal Collections. Beginning on the first Distribution Date and (unless a Rapid Amortization Event shall have occurred) ending immediately following the Distribution Date in September 2003 (the "Managed Amortization Period"), Principal Collections will be payable to Certificateholders on each Distribution Date to the extent funds are available therefor, in an amount equal to the Scheduled Principal Collections Distribution Amount for such Distribution Date (less any Reallocated Investor Principal Collections for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date). The "Scheduled Principal Collections Distribution Amount" for any Distribution Date during the Managed Amortization Period, will equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. The "Maximum Principal Payment" for any Distribution Date will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. The "Alternative Principal Payment" for any Distribution Date will equal the amount, not less than zero, equal to Principal Collections for such Distribution Date minus the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date of the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment (less any Reallocated Investor Principal Collections for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date). The "Rapid Amortization Period" is the period beginning on the earlier of (i) the occurrence of a Rapid Amortization Event and (ii) immediately following the September 2003 Distribution Date, and continuing until the earlier of the dates on which (i) the Certificate Principal Balance has been reduced to zero and all amounts owing to the Certificate Insurer have been paid and (ii) the Trust is terminated. See "-- Termination; Retirement of the Certificates."

     In addition, to the extent of funds available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in January 2020, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     Distributions of Principal Collections based on the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater, relative to the declining Pool Balance, than would be the case if distributions were based on the Investor Floating Allocation Percentage. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

     The Paying Agent. The Paying Agent initially will be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

RAPID AMORTIZATION EVENTS

     As described above, the Rapid Amortization Period will commence if a Rapid Amortization Event occurs. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Servicer (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Servicer in the Agreement or the Sellers in the Mortgage Loan Purchase Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if a Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to any Seller or Bank One, as holder of the Transferor Interest;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the Policy exceeds 1% of the Cut-Off Date Pool Balance.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Depositor, the holder of the Transferor Interest and the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. If any event described in clause (c), (d) or (e) occurs, a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if a Seller voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of a Seller, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust and, the Sellers will immediately cease to transfer Additional Balances to the Trust. In addition, if an Insolvency Event occurs with respect to Bank One, as holder of the Transferor Interest, if directed by the Certificate Insurer or by Certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of the Certificates, with the consent of the Certificate Insurer, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. The Policy will be available to cover any shortfalls in the event the proceeds of such sale are insufficient to make all distributions of amounts due in the Certificates.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for a Seller or Bank One, as holder of the Transferor Interest and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among Bank One, the Depositor, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment (a) on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates at the Certificate Rate (not including any LIBOR Interest Carryover) (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) of any Preference Amount (as defined herein). The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" for any Distribution Date will be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date, including without limitation any withdrawals from the Spread Account) exceeds the Invested Amount as of such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in January 2020 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date, including without limitation any withdrawals from the Spread Account).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment (the "Preference Amount") under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of a Seller, the Servicer, the Depositor or the Trust, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered with respect to which Order the appeal period has expired without an appeal having been filed and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly.

     The terms "Receipt" and "Received," with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York or Ohio are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     THE POLICY IS NOT COVERED BY THE PROPERTY CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Pursuant to the terms of the Agreement, and except as specified in the Agreement, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth, among other items:

          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii) the amount being distributed to Certificateholders;

          (iii) the amount of interest included in such distribution and the related Certificate Rate;

          (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution;

          (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

          (ix)   the Servicing Fee for such Distribution Date;

          (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

          (xi) the Pool Balance as of the end of the preceding Collection
     Period;

          (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiv) the Required Spread Account Amount and the amount of funds on deposit in the Spread Account (after giving effect to any deposits thereto and withdrawals therefrom) on such Distribution Date; and

          (xv) the amount of any draws on the Policy.

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity lines of credit in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity lines of credit it owns or services. In accordance with the terms of the Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such

Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums that would have been deposited therein but for such clause. The Servicer initially will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) ultimately will be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the holder of the Transferor Interest.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery in each year, beginning in 1999, to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement. Notwithstanding the foregoing, Bank One may transfer its servicing obligations to any other direct or indirect wholly-owned subsidiary of BANC ONE or another entity that meets certain eligibility standards set forth in the Agreement and be relieved of its obligations and duties under the Agreement and related agreements.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     Any person into which, in accordance with the Agreement, Bank One or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Bank One or the Servicer is a party, or any person succeeding to the business of Bank One or the Servicer, will be the successor to Bank One as servicer, or the Servicer, as the case may be, under the Agreement.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans that are not in accordance with the provisions of the Agreement. If an Event of Servicing Termination (as defined below) occurs, resulting in the assumption of servicing obligations by a successor Servicer, the successor Servicer will indemnify the Trust and the Trustee for any losses, claims, damages and liabilities of the Trust and the Trustee as described in this paragraph arising from the successor Servicer's actions or omissions. The Agreement provides that neither the Depositor, the holder of the Transferor Interest nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the holder of the Transferor Interest nor the Servicer will be protected against any liability which otherwise would be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the holder of the Transferor Interest or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, will not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Depositor, the holder of the Transferor Interest, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance, with the consent of the Certificate Insurer, or the Certificate Insurer, may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by the Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional transfer the Certificates to the holder of the Transferor Interest, as described below, and (iv) the Distribution Date in January 2020.

     The Certificates will be subject to optional transfer to the holder of the Transferor Interest on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 5% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will equal the outstanding Certificate Principal Balance, plus accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date, plus any unpaid LIBOR Interest Carryover. In no event, however, will the Trust created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to Bank One, as holder of the Transferor Interest. See "-- Rapid Amortization Events."

THE TRUSTEE

     The Bank of New York, a New York banking corporation with its principal place of business in New York, New York, has been named Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the holder of the Transferor Interest, the Servicer, the Sellers and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, with the approval of the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

              DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Sellers pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and each Seller. Under the Mortgage Loan Purchase Agreement, the Sellers will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Mortgage Loan Purchase Agreement to the Trust. The following summary describes certain terms of the form of the Mortgage Loan Purchase Agreement and is qualified in its entirety by reference to the Mortgage Loan Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

     Pursuant to the Mortgage Loan Purchase Agreement, each Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans sold by it and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of the related new advance.

REPRESENTATIONS AND WARRANTIES

     Each Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Mortgage Loan Purchase Agreement. Each Seller also will represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, such Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. Each Seller also will represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of such Seller and (b) the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement constitutes a valid sale of or grant of a security interest in all right, title and interest of such Seller in and to the Mortgage Loans and the proceeds thereof.

ASSIGNMENT TO TRUST

     Each Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust. Each Seller also agrees to perform its obligations under the Mortgage Loan Purchase Agreement for the benefit of the Trust.

TERMINATION

     The Mortgage Loan Purchase Agreement will terminate upon the termination of the Trust.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Subject to the qualifications described herein, special tax counsel to the Depositor is of the opinion that, under existing law, (i) a Certificate will be treated as a debt instrument for Federal income tax purposes as of the Closing Date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701 (i) of the Code. Under the Agreement, the Transferor, the Depositor and the Certificateholders will agree to treat the Certificates as indebtedness for Federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus for additional information concerning the application of Federal income tax laws.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     The purchase of Certificates by or the transfer to an employee benefit plan or other retirement arrangement, including and individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Certificates is restricted. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Certificates.

     As described in the Prospectus under "ERISA Considerations," ERISA and
Section 4975 of the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Certificates may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. Certain exemptions issued by the United States Department of Labor (the "Department") may be applicable to an investment by a Plan in the Certificates. The Department has granted Credit Suisse First Boston Corporation an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) (as amended by PTE 97-34, 62 Fed. Reg. 39021 (July
21, 1997), the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by Credit Suisse First Boston Corporation. The Exemption may be applicable to the initial purchase, holding, and subsequent resale by a Plan of the

Certificates, provided that the conditions and requirements of the Exemption are satisfied. In this regard, Plan investors should note that the power of the holder of the Transferor Interest to remove Mortgage Loans (as described above under "DESCRIPTION OF THE CERTIFICATES -- Optional Transfer of the Mortgage Loans to the Holder of the Transferor Interest") is not exercisable except in accordance with the limitations imposed by the Agreement to assure that the exercise of such power will not result in the inapplicability of the Exemption. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Certificates are the following:

          (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other securities of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Fitch IBCA, Inc. ("Fitch IBCA") or Duff & Phelps Crediting Rating Co. ("DCR");

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates in an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirement:

          (a) the corpus of the Trust Fund must consist solely of assets of the type that have been include in other investment pools;

          (b) certificates in such other investment pool must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch IBCA or DCR for at least one year prior to the Plan's acquisition of the Certificates pursuant to the Exemption; and

          (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for a least one year prior to any Plan's acquisition of the Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested in acquired by persons independent of the Restricted Group (as defined below) and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing a Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase a Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code of such investment. See "ERISA CONSIDERATIONS" in the Prospectus.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated September 16, 1998 (the "Underwriting Agreement"), among the Depositor and Credit Suisse First Boston Corporation, as representative of the several underwriters listed on Schedule I thereto, (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriter have agreed to purchase from the Depositor, the principal amounts of the Certificates set forth below:

                        UNDERWRITER
                        -----------                              PRINCIPAL
Credit Suisse First Boston Corporation......................    $170,000,000
Banc One Capital Markets, Inc. .............................    $170,000,000
First Chicago Capital Markets, Inc. ........................    $170,000,000
Lehman Brothers Inc. .......................................    $170,000,000
Salomon Smith Barney Inc. ..................................    $170,000,000
                                                                ------------
          Total.............................................    $850,000,000
                                                                ============

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Certificates to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a discount not in excess of 0.150% of the Certificate denominations. The Underwriters may allow and such dealers may reallow a discount not in excess of 0.125% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction and penalty bids may cause the price of the Certificate to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     Banc One Capital Markets, Inc., an Underwriter, is a wholly-owned subsidiary of BANC ONE and an affiliate of the Servicer. See "THE SERVICER" herein and "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS" in the Prospectus.

     After the initial distribution of the Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Markets, Inc. in connection with offers and sales relating to market-making transactions in Certificates. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Banc One Capital Markets, Inc. has no obligation to make a market in the Certificates and any such market-marking may be discontinued by Banc One Capital Markets, Inc. at any time without notice, in its sole discretion. Banc One Capital Markets, Inc. is among the Underwriters participating in the initial distribution of the Certificates.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP and for the Underwriters by Stroock & Stroock & Lavan LLP.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Certificates be rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered HELOC Asset-Backed Certificates, Series 1998-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Sellers's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Sellers and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC Sellers on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Sellers and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Sellers will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     Recently enacted regulations modify the rules described above in certain non-substantive ways beginning January 1, 2000. Prospective investors should consult their own U.S. tax advisors regarding the requirements for avoiding U.S. withholding taxes.

PROSPECTUS

                            BANC ONE ABS CORPORATION
                           Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)
                            ------------------------

     Banc One ABS Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series"). A Series of Securities may consist of Notes, Certificates or both.

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from one or more bank or non-bank direct or indirect subsidiaries of BANC ONE CORPORATION ("BANC ONE") specified in the related Prospectus Supplement (each, a "Seller" and collectively, the "Sellers") composed of one or more pools of revolving home equity loans and lines of credit (collectively, the "Mortgage Loans"), secured by mortgages primarily on one- to four-family residential properties, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Bank One, N.A., as servicer of the Mortgage Loans or other servicer specified in the related Prospectus Supplement (the "Servicer"), and (c) certain funds, Credit Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                                  SECURITIES,
                         SEE "RISK FACTORS" ON PAGE 10.

     NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT DEPOSITS AND NEITHER THE NOTES OR THE CERTIFICATES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal cancellation or modification of the offer without notice, to delivery to and acceptance by such underwriters and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                      Prospectus dated September 16, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Mortgage Loans, the Seller and any Servicer; (iii) the terms of any Credit Enhancement with respect to such Series; (iv) the terms of any insurance related to the Mortgage Loans; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); and (ix) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at a 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 3rd Floor, New York, New York 10007. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Depositor may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS -- Reports to Holders" herein.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS."

Securities Offered............   Asset-Backed Certificates (the "Certificates")
                                   and Asset-Backed Notes (the "Notes").
                                   Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, each of which may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor.....................   Banc One ABS Corporation (the "Depositor") was
                                   incorporated in the State of Ohio on May 7, 1996, and is a wholly-owned, special purpose subsidiary of BANC ONE CORPORATION ("BANC ONE"). None of BANC ONE, nor any other affiliate of the Depositor, the Servicer, the Trustee or any Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS."

Sellers.......................   One or more bank or non-bank, direct or
                                   indirect, subsidiaries of BANC ONE identified in the Prospectus Supplement for a Series of Securities, each of which is an affiliate of the Depositor (each, a "Seller" and together, the "Sellers").

Servicer......................   Bank One, N.A. ("Bank One"), an affiliate of
                                   the Depositor, or such other servicer as specified in the related Prospectus Supplement.

Trustee.......................   The Trustee for a Series of Securities
                                   identified in the related Prospectus
                                   Supplement.

Interest Payments.............   Interest payments on the Securities of a Series
                                   entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be fixed or may be variable or change with changes in the rates of interest on the related Mortgage Loans and/or as prepayments occur with respect to such Mortgage Loans. Interest Only Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for conve-nience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES -- Payments of Interest."

Principal Payments............   All payments of principal of a Series of
                                   Securities will be made in an aggregate
                                   amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement. A Series of Securities may provide for a period during which no or only specified payments of principal are made except upon the occurrence of certain conditions, all as specified in the related Prospectus Supplement.

Final Scheduled Distribution
Date of the Securities........   The Final Scheduled Distribution Date with
                                   respect to each Class of Notes is the date on or before which principal thereof will be fully paid and, with respect to each Class of Certificates, is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Loan in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                 The actual final Distribution Date of the
                                   Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Mortgage Loans. The rate of payments on the Mortgage Loans in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK
                                   FACTORS -- Prepayment and Yield
                                   Considerations" and "DESCRIPTION OF THE
                                   SECURITIES -- Weighted Average Life of the
                                   Securities" herein.

Optional Termination..........   One or more Classes of Securities of any Series
                                   may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Loans remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Mortgage Loans relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES -- Optional Purchase or Termination."

                                 In addition, the Prospectus Supplement may
                                   provide other circumstances under which
                                   Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Mortgage Loans.

The Transferor Interest.......   If so specified in the related Prospectus
                                   Supplement, interests in a Trust Fund not represented by the related Series of Securities may be represented by a Transferor Interest, which initially will be retained by the related Seller or an affiliate thereof and which will not be offered hereby. If so specified in the related Prospectus Supplement, the principal amount of the Transferor Interest will fluctuate as draws are made with respect to the Mortgage Loans and as Principal Collections are received. The related Prospectus Supplement may specify a minimum interest (the "Minimum Transferor Interest") required to be maintained with respect to a Trust Fund; provided that unless otherwise specified in the related Prospectus Supplement, the Minimum Transferor Interest may be reduced or eliminated without the consent of the Holders of the Securities of the applicable Series.

The Trust Fund................   The Trust Fund for a Series of Securities will
                                   consist of one or more of the assets
                                   described below, as described in the related
                                   Prospectus Supplement.

  A. Mortgage Loans...........   The Mortgage Loans for a Series will consist of
                                   revolving home equity loans and lines of credit originated or purchased by the Seller or Sellers specified in the related Prospectus Supplement, each of which is an affiliate of the Depositor, and sold each such Seller to the Depositor.

                                 Mortgage Loans may, as specified in the related
                                   Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate. To the extent provided in the related Prospectus Supplement, additional Mortgage Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain conditions are met, as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, during the term of a Trust Fund, all Additional Balances will be transferred to and become Mortgaged Property of the Trust Fund. As a result, the Pool Balance of a Trust Fund may fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day.

                                 The Mortgage Loans will be secured by mortgages
                                   or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement.

                                 The related Prospectus Supplement will describe
                                   certain characteristics of the Mortgage Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series) and the average outstanding principal balance of the Mortgage Loans; (b) the weighted average Loan Rate on the Mortgage Loans as of the Cut-off Date; (c) the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (e) any Credit Enhancement relating to the Mortgage Loans;
                                   (f) the geographic distribution of any
                                   Mortgaged Properties securing the Mortgage
                                   Loans; (g) the lien priority of the Mortgage
                                   Loans; (h) the credit limit utilization rates of the Mortgage Loans; and (i) the delinquency status and year of origination of the Mortgage Loans.

  B. Collection and
Distribution Accounts.........   Unless otherwise provided in the related
                                   Prospectus Supplement, all payments on or with respect to the Mortgage Loans for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in the Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date,
                                   (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

Credit Enhancement............   If specified in the Prospectus Supplement
                                   relating to a Series, the Depositor may
                                   obtain an irrevocable letter of credit,
                                   surety bond, securities insurance policy, pool or special hazard insurance policy or other form of credit support or will provide for overcollateralization or one or more classes of subordinate securities or reserve funds funded by an initial deposit and/or application of all or a part of excess cash flow for such Series (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. Credit Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "CREDIT ENHANCEMENT."

Servicing.....................   The Servicer will be responsible for servicing,
                                   managing and making collections on the
                                   Mortgage Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Mortgage Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Mortgage Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, if required with respect to a Series, will generally be made only if the Servicer determines such Advances to be recoverable. Unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Mortgage Loans or from other recoveries relating to such Mortgage Loans (including any insurance proceeds or payments from other credit support). Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF LOANS -- Servicing Compensation and Payment of Expenses."

Federal Income Tax
Considerations
   A. Debt Securities.........   If so described in the related Prospectus
                                   Supplement, a Series of Securities will
                                   include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting. Certain Classes of Securities may, if specified in the related Prospectus Supplement, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

  B. Grantor Trust............   If so specified in the Prospectus Supplement,
                                   the Trust Fund will be treated as a grantor trust for federal income tax purposes. A Certificateholder, by its acceptance of a Certificate, will agree to treat the related Trust as a grantor trust in which such Certificateholder is a grantor for federal income tax purposes.

  C. Owner Trust Securities...   If so specified in the Prospectus Supplement,
                                   the Trust Fund will be treated as a
                                   partnership for purposes of federal income tax. Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes. In the event the Trust Fund will be treated as a partnership, the Certificates may not be transferred to non-U.S. holders, and any such transfer shall be void. Alternative characterizations of such Trust and such Certificates are possible. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA Considerations..........   A fiduciary of any employee benefit or other
                                   plan subject to the Employee Retirement
                                   Income Security Act of 1974, as amended
                                   ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

Legal Investment..............   Unless otherwise specified in the related
                                   Prospectus Supplement, Securities of each
                                   Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

Use of Proceeds...............   The Depositor will use the net proceeds from
                                   the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Loans, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Loans,
                                   (iii) to establish any Reserve Funds
                                   described in the related Prospectus
                                   Supplement and (iv) to pay costs of
                                   structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Loans for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Loans. See "USE OF PROCEEDS."

Ratings.......................   It will be a requirement for issuance of any
                                   Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Mortgage Loans for a Series may have on the yield to investors in the Securities of such Series. See "RISK
                                   FACTORS -- Rating of Securities."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

SECURITIES

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. If so specified in the related Prospectus Supplement, the underwriters for a Series specified in the related Prospectus Supplement, may make a secondary market in the Securities, but have no obligation to do so. None of the Securities will be listed on any securities exchange. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. In addition, because transactions in Securities of a Series in book-entry form may be effected only through a depositary and its direct and indirect participants, the ability of a Holder to pledge Securities to persons or entities that do not participate in the depositary system may be limited.

     Limited Obligations. The Securities of a Series will not represent an interest in or an obligation of the Depositor, BANC ONE, any Seller, the Servicer or any of their affiliates and will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Mortgage Loans and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series. The Depositor does not have, nor is it expected to have, any significant assets.

     Holders of Notes will be required under the Indenture to proceed only against the Mortgage Loans and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Mortgage Loans and such other assets securing a Series of Notes, including any Credit Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be to purchase, or substitute substantially similar mortgage loans for, or cause the related Seller to purchase or substitute, any Mortgage Loans as to which there is defective documentation or a breach of certain representations and warranties. See "THE
AGREEMENTS -- Assignment of Mortgage Loans". The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Loans with respect to which there has been a breach of any representation or warranty.

     Credit Enhancement. Although Credit Enhancement, if any, with respect to a Series of Securities is intended to reduce the risk of delinquent payments or losses to Holders of the Class or Classes of Securities entitled to the benefit thereof, the amount of such Credit Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "CREDIT ENHANCEMENT."

     Prepayment and Yield Considerations. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Mortgage Loans. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES -- Weighted Average Life of Securities; Maturity and

Prepayment Considerations." Prepayments may also result from repurchases of loans due to material breaches of the Seller's or the Depositor's warranties. The effective yield to Holders will also be affected by the timing of interest accrual and payments and other factors specific to the Mortgage Loans underlying a Series or the structural characteristics of the Securities of a Series, all as more particularly described in the related Prospectus Supplement.

     The Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans such as the Mortgage Loans. Generally, home equity loans and lines of credit are not viewed by mortgagors as permanent financing. Accordingly, the Mortgage Loans may experience higher rates of prepayment than traditional mortgage loans. On the other hand, it may be expected that a portion of the borrowers will not prepay their Mortgage Loans to any significant degree.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by one or more Rating Agencies identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Loans and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

RISKS OF THE MORTGAGE LOANS

     Nature of Mortgage Loans and Mortgaged Properties. The Mortgage Loans are expected to be secured by Mortgages which consist primarily of junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among such factors are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Minimum monthly payments on the Mortgage Loans may be limited to accrued interest. Although borrowers under certain of the Mortgage Loans may choose to pay down all or a part of their outstanding principal balance prior to maturity, such borrowers are under no obligation to do so and, if such balances have not been substantially paid down prior to maturity, some borrowers may be unable to pay the required final payment.

     Environmental Risks. Real Mortgaged Property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a Mortgaged Property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Certain Other Legal Considerations Regarding the Mortgage
Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement.

     The Mortgage Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

          (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. If the Trust Fund includes Mortgage Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Mortgage Loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, also may adversely affect the Servicer's ability to collect the principal of or interest on the Mortgage Loans and also would affect the interests of the Holders in such Mortgage Loans if such laws result in the Mortgage Loans being uncollectible. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

     Transfer of Mortgage Loans. If so specified in the related Prospectus Supplement, the Servicer may be entitled to maintain possession of the documentation relating to each Mortgage Loan, including the Credit Line Agreements and related documents or other evidence of indebtedness signed by the borrower, and assignments of the related mortgage to the Trust Fund may not be required to be recorded, in each case until the occurrence of the events (generally related to the rating assigned to unsecured debt of the Servicer) specified in the related Prospectus Supplement. Failure to deliver such documents to the related Trustee (or a third-party custodian on behalf of the Trustee) will have the result in most, if not all, states, and failure to record the assignments of the related mortgages to the related Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Principal Balances as of the Cut-off Date, Additional Balances and related documents potentially ineffective against certain creditors of the related Seller or the purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest by taking possession of the evidence of indebtedness.

     Each Seller will be required to represent in the related Purchase Agreement that the transfer by it of all of its right, title and interest in the Mortgage Loans underlying a Series of Securities is either a valid transfer and assignment of such Mortgage Loans or the grant to the Trust Fund of a security interest in the Mortgage Loans. If the transfer of the related Mortgage Loans to the Trust Fund is deemed to create a security interest under the applicable Uniform Commercial Code ("UCC"), tax or other governmental liens on the Mortgaged Property of the Seller arising before any Mortgage Loan comes into existence may have priority over the Trust's interest in such Mortgage Loan. In addition, if the FDIC were appointed receiver of a Seller, the receiver's administrative expenses might also have priority over the Trust Fund's interest in the Mortgage Loans, but under the Federal Deposit Insurance Act, to the extent such Seller grants a security interest in the related Mortgage Loans to the Trust Fund, such security interest is perfected prior to the insolvency of such Seller and such security interest was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud creditors, such security interest should not be subject to avoidance by the FDIC, as conservator or receiver. The insolvency of a Seller may also have other potential consequences described in the related Prospectus Supplement, including, for example, an early termination of the related Trust Fund.

     Geographic Concentration and Local Real Estate Markets. The Prospectus Supplement related to a Series of Securities will contain information with respect to the geographic concentration of Mortgaged Properties securing the related Mortgage Loans. Any concentration of the Mortgage Loans relating to any Series of Securities in a particular region may present risk considerations in addition to those generally present for similar securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and consequently will experience higher rates of loss and delinquency on mortgage loans generally. Declines in values of the Mortgaged Properties in any region may particularly affect the position of a junior mortgagee, and could extinguish the interest of the holder of such junior lien.

     In many cases, home equity revolving credit line borrowers have primary residences with above average values, and those properties may experience greater relative declines in value than other properties with lower values. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. Such reduction may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the related Mortgage Loan after satisfaction of any senior liens. In addition, if the borrower has an adjustable rate first mortgage loan, any increase in the interest rate thereon may adversely affect the borrower's ability to make payments on the related Mortgage Loan.

     Servicer's Ability to Change the Terms of the Mortgage Loans. If and under the terms specified in the related Prospectus Supplement, the Servicer may have the ability to agree to changes in the terms of a Credit Line Agreement or other document evidencing the Mortgage Loan indebtedness. No assurance can be given that changes in applicable law or the market for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans after transfer to the related Trust Fund.

     Other Considerations. There is no assurance that the market value of the Mortgage Loans or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, any Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans may also be smaller as a percentage of the principal amount of the Mortgage Loans than would such net realizations in the case of a typical pool of first mortgage loans.

     Further, foreclosure and similar actions are subject to delays and may take several years to complete, resulting in delays in the receipt of proceeds available for distribution to Holders of the related Securities. Such delays may depend upon, among other things, the required procedures for foreclosure in the jurisdiction in which the related Mortgaged Property is located, the availability of defenses to such action, the timing of the foreclosure action and other factors. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS -- Foreclosure on Mortgages."

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of Notes, Certificates or both.

     The applicable Seller or Sellers may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Mortgage Loans for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See "THE TRUST FUNDS -- Collection and Distribution Accounts."

VALUATION OF THE MORTGAGE LOANS

     If specified in the related Prospectus Supplement for a Series of Notes, each Mortgage Loan included in the related Trust Fund for a Series may be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Mortgage Loans will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Mortgage Loans, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Mortgage Loans will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

THE TRANSFEROR INTEREST

     If so specified in the related Prospectus Supplement, interests in a Trust Fund not represented by the related Series of Certificates may be represented by the Transferor Interest, which initially will be retained by the related Sellers or one or more affiliates thereof and which will not be offered hereby. If so specified in the related Prospectus Supplement, the principal amount of the Transferor Interest will fluctuate as draws are made with respect to the Mortgage Loans and as Principal Collections are received. The related Prospectus Supplement may specify a minimum interest (the "Minimum Transferor Interest") required to be maintained with respect to a Trust Fund.

     If so specified in the related Prospectus Supplement, the holder of the Transferor Interest may have the right to remove Mortgage Loans from the related Trust Fund, under the circumstances described therein.

ALLOCATIONS; APPLICATION OF COLLECTIONS

     The related Prospectus Supplement will describe the allocation or means of allocation of collections on the Mortgage Loans available to pay interest on and principal of a Series of Securities. In general, except as otherwise described in the related Prospectus Supplement, collections will generally be allocated in accordance with the related Credit Line Agreements or other Loan Documents between amounts collected in respect of interest ("Interest Collections") and amounts collected with respect to principal ("Principal Collections" and, with Interest Collections, "Collections"). With respect to a Series of Securities in which a Transferor Interest represents the interests in the related Trust Fund not represented by such Series of Securities, Collections will be allocated between the Transferor Interest and the Classes of such Series of Securities as specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the allocation or means of allocation of losses, if any, on the related Mortgage Loans, among the Classes of Securities and, if applicable, the Transferor Interest. Unless otherwise specified in the related Prospectus Supplement, the Transferor Interest in a Trust Fund will not be subordinated to the related Series of Securities.

     Interest Collections and Principal Collections on Mortgage Loans underlying a Series of Securities will each be applied in the manner and priority described in the related Prospectus Supplement. Certain fees and expenses of the Trust Fund or the Servicer may be payable prior to payments due on one or more Classes of a Series of Securities, as specified in the related Prospectus Supplement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (generally calculated as specified in the related Prospectus Supplement on the basis of a 360-day year of twelve 30-day months or a 360-day year and actual days elapsed) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be fixed or may be variable or may change with changes in the annual percentage rates of the Mortgage Loans included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans. A Class of Securities may be entitled to receive interest distributions only, may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions, as specified in the related Prospectus Supplement. A Series of Securities may provide for a period during which no or a specified amount of principal is payable except upon the occurrence of certain events, as specified in the related Prospectus Supplement.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes of a Series is the date no later than which principal thereof will be fully paid and, with respect to each Class of a Series of Certificates, will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Mortgage Loans will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Mortgage Loans in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-- Weighted Average Life of the Securities; Maturity and Prepayment Considerations."

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Mortgage Loans relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Loans from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Mortgage Loans, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Mortgage Loans.

WEIGHTED AVERAGE LIFE OF THE SECURITIES; MATURITY AND PREPAYMENT CONSIDERATIONS

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Mortgage Loans included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used therein and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Mortgage Loans included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates home by such loans. In this regard, it should be noted that the Mortgage Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans. If any Mortgage Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

     The related Prospectus Supplement may describe additional prepayment and yield considerations with respect to the characteristics of the Mortgage Loans included in the related Trust Fund and the Classes of Securities of the related Series offered thereby.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Mortgage Loans,
(ii) amounts available from the reinvestment of payments on such Mortgage Loans at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Credit Enhancement, (iv) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Mortgage Loans for a Series will be sold to the Depositor by one or more bank or non-bank direct or indirect subsidiaries of BANC ONE CORPORATION ("BANC ONE") specified in the related Prospectus Supplement (each, a "Seller" and collectively, the "Sellers") and will be transferred by the Depositor to the Trust Fund. The Mortgage Loans will be originated by the related Seller or purchased by such Seller in the open market or in privately negotiated transactions. Mortgage Loans relating to a Series will be serviced by Bank One, N.A. or other servicer, which may be the related Seller, specified in the related Prospectus Supplement (the "Servicer"), pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Mortgage Loans and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

THE MORTGAGE LOANS

     The Mortgage Loans for a Series will consist of revolving home equity loans and lines of credit (the "Mortgage Loans") secured by mortgages primarily on single family properties (the "Mortgaged Properties") which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics, as described below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the

Mortgage Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Mortgage Loan from time to time. If so specified in the related Prospectus Supplement, new draws by borrowers under the Mortgage Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Mortgage Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan or, if so specified in the related Prospectus Supplement, such interest only period may be extended for one or more additional periods.

     The Mortgaged Properties will include primarily one- to four-family residential housing, including Condominium Units and Cooperative Dwellings and may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) longer than the term of the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Mortgaged Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Mortgage Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Additional Information. The selection criteria which shall apply with respect to the Mortgage Loans for a Series, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Mortgage Loans for a Series may include Mortgage Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Mortgage Loans for a Series may include Mortgage Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans;
(b) the range and weighted average Loan Rate on the Mortgage Loans and, in the case of adjustable rate Mortgage Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Mortgage Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Mortgage Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Mortgage Loans; (h) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;
(i) the lien priority of the Mortgage Loans; (j) the credit limit utilization rate of the Mortgage Loans; and (k) the delinquency status and year of origination of the Mortgage Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Mortgage Loans and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

                               CREDIT ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the assignment by the Depositor of the Mortgage Loans to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Securities Insurance Policy") may be obtained and maintained for a Class or Series of Securities. The issuer of the Securities Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Securities Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Securities Insurance Policy will be unconditional and irrevocable and will guarantee to Holders of the applicable Securities that an amount equal to the full amount of distributions due to such Holders will be received by the Trustee or its agent on behalf of such Holders for distribution on each Payment Date.

     The specific terms of any Securities Insurance Policy will be set forth in the related Prospectus Supplement. A Securities Insurance Policy may have limitations and generally will not insure the obligation of the Depositors or any Originator to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each Holder to the extent the Insurer makes payments under the Securities Insurance Policy.

INSURANCE

     If stated in the related Prospectus Supplement, Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Mortgage Loans, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Mortgage Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a special hazard insurance policy for the Mortgage Loans in the related

Trust Fund. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to the Mortgaged Property securing a defaulted or foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property. Any amount paid as the cost of repair of such Mortgaged Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Mortgaged Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such Mortgaged Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS." If so provided in the related Prospectus Supplement, the Depositor or other entity, specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Mortgage Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of each Rating

Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Mortgage Loans for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, Credit Enhancement may be provided by overcollateralization created by the application of a portion of interest collections to the payment of principal of the related Securities or otherwise. The reduction of the principal balance of the Securities relative to the outstanding balance of the underlying Mortgage Loans creates overcollateralization and provides additional protection to the Holders of such Securities.

OTHER CREDIT ENHANCEMENT

     Credit enhancement may also be provided for a Series of Securities in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Mortgage Loans or the Securities, as specified in the related Prospectus Supplement.

                THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS

GENERAL

     The Depositor was incorporated in the State of Ohio on May 7, 1996 for the limited purpose of purchasing mortgage loans, automobile loans and other receivables, transferring such loans or receivables to third parties, forming trusts and engaging in related activities. All of the outstanding common stock of the Depositor is owned by BANC ONE.

THE BANC ONE CONSUMER LENDING DIVISION HOME EQUITY PROGRAM

     BANC ONE, through its affiliated banks, has originated variable rate home equity revolving lines of credit since the early 1980's. During the past several years BANC ONE has undertaken a transition from managing its business activities at the affiliate (legal entity) level to centralized management of such business activities by nationally focused lines of business. As part of this transition, all home equity lending originated directly with consumers was centralized in early 1997 and is currently managed by the Banc One Retail Group's Consumer Lending Division ("Consumer Lending"). Consumer Lending has created national business units including marketing, product management, risk management, credit underwriting, loan servicing and collections to manage its credit related activities. To the extent material, the related Prospectus Supplement will specify the amount of outstanding home equity revolving lines of credit and home equity loans managed by Consumer Lending.

HOME EQUITY LINES OF CREDIT

     Home equity lines of credit ("HELOCs") consist of variable or fixed rate, open-ended, revolving lines of credit secured by a lien position against the available equity of a borrower's related residential real estate Mortgaged Property. A borrower may draw on a HELOC by writing a check, telephoning a customer service representative and requesting funds to be transferred to a pre-authorized depository account, requesting a cashier's check at a BANC ONE banking center, or, with respect to certain HELOCs, credit card purchase authorization.

     HELOCs originated by Consumer Lending are secured by a lien on the related Mortgaged Property subject to maximum loan-to-value ("LTV") limitations. Currently, Consumer Lending offers its customers credit lines that allow them to borrow against the value of the real estate up to either an 80% LTV (Option 1) or a 100% LTV (Option 2) limit. The contractual term of a HELOC consists of a revolving open-ended period (the "Draw Period"), during which borrowings may be made periodically, and a period during which the contract converts to a fixed payment, variable rate, amortizing closed-ended loan (the "Repayment Period"). The contractual term of the Draw Period is based upon the LTV provided by the HELOC loan agreement. For Mortgage Loans with LTVs equal to or less than 80%, the Draw and Repayment Periods are 10 years and 10 years, respectively. For Mortgage Loans with LTVs greater than 80% and less than or equal to 100%, the Draw and Repayment Periods are 5 years and 10 years, respectively. Draw periods may, at the election of Consumer Lending, be extended.

     During the Draw Period, the required minimum monthly payment is equal to the greater of: i) 1% of the outstanding balance; ii) $100.00; or iii) the interest accrued plus any annual fee assessments, late charges, administrative charges, and credit or other insurance charges ("Assessed Fees"). At the beginning of the Repayment Period, the required monthly payment is calculated based on principal, interest, and Assessed Fees related to the amortization of the outstanding balance due using the APR. Although the monthly amount due will remain constant throughout the Repayment Period, the number of monthly payments can either increase or decrease according to fluctuations in the variable annual percentage rate and Assessed Fees. Payments are applied to a customer's account first to interest, then to principal due, and then to Assessed Fees. Accounts are generally identified as delinquent when less than 90% of the required payment is remitted to the servicing agent.

     Consumer Lending customers have several channels through which payments can be made to their account including i) payment by check to lockbox remittance processing centers, ii) payments by check submitted to tellers at the local BANC ONE banking center, iii) automated debits to pre-authorized depository accounts, and iv) automated teller machines.

     Interest rates for HELOCs are established at a product level and are the responsibility of a national pricing committee of Consumer Lending. Factors considered in the price setting process include, among other things, targeted product profitability and related returns, market competition, market penetration, trends in market interest rates, and potential credit losses. Pricing tiers are based on credit/bureau scoring techniques and the balance size of the account being originated. This accommodates setting prices based on credit risk characteristics ("risk-adjusted pricing") and the cost to acquire new customers.

     Consistent with industry practice, Consumer Lending utilizes introductory offerings including interest rates ("Promo Rates") and waiving closing costs to acquire new accounts. Promo rates are occasionally offered by Consumer Lending, which may either be a variable introductory discount or fixed introductory rate. The term of a Promo Rate may range from 1 to 12 months; however, the majority of Promo Rates are offered for 6 months beginning at the inception of the Mortgage Loan.

     In general, HELOCs bear interest at a variable rate and generally are subject to a maximum per annum interest rate of between 18% to 25%, depending upon governing state laws. The interest rate on all HELOCs originated after April 1, 1997 adjusts monthly. The daily periodic rate is 1/365th ( 1/366th in the case of leap years) of the APR, which represents the sum of a contractual defined index (the "Index") plus a fixed percentage specified in the related Agreement (the "Gross Margin"). Interest is calculated at a rate applied to the daily balance of the account for each day of the billing cycle (the "Loan Rate"). The index for all loans originated after April 1, 1997 is the average weekly Bank Prime Loan Rate as published by the Board of Governors of the Federal Reserve System (the "Index"). When a variable introductory discount ("Promo Discount") is offered, the Promo Rate is equal to the Loan Rate less the Promo Discount.

     The HELOCs may permit the customer to convert either the entire outstanding balance due or any portion thereof, to a fixed rate closed-end loan ("Lock Feature"). The Lock Feature, if any, may be exercised during the Draw Period, subject to certain limitations. The Lock Feature allows for a repayment schedule of up to but not exceeding 10 years. When the Lock Feature is exercised, the utilized portion of the HELOC credit line is equal to the amortizing "locked" principal balance plus the revolving principal balance, the combination of which can not exceed the established credit limit under the loan.

PRODUCT MANAGEMENT & MARKETING ACTIVITIES

     The Mortgage Loans were or will be originated by one or more of the Sellers (managed by Consumer Lending) utilizing a variety of marketing strategies and product delivery channels. Product management and marketing activities are conducted on a national level, with adjustments in response to local market competitive offerings and pricing practices as reported by field marketing managers and the banking center network. Marketing strategies are developed on an annual basis and may include a combination of television, radio, newspaper and outdoor media, direct mailings to existing and prospective customers, banking center merchandising and other sales supporting tools. Consumer Lending also develops various types of promotions to activate accounts or increase utilization, including special balance transfer offers, sweepstakes, promotional Lock Feature rates and related programs. Loans may be originated through BANC ONE's banking center distribution network or Consumer Lending's Loan-by-Phone ("LBP") call centers. LBP centers are located in Milwaukee, Wisconsin, Houston, Texas, and Tempe, Arizona, and are intended to provide sales and service to Consumer Lending's customers, utilizing technology and scoring techniques to reduce turnaround time to approve applications, expedite processing and provide convenient customer-oriented closings. Additionally, Consumer Lending may originate HELOCs within the banking center distribution network or as part of a national equity lending program throughout the United States. Additionally, Consumer Lending may utilize a variety of brand names to promote its HELOC products, including Bank One or First USA.

UNDERWRITING

     HELOCs originated through Consumer Lending are subject to standardized underwriting criteria and approval processes. HELOCs are underwritten at a minimum of $5,001 up to $250,000, with LTVs up to 100%. Single family residences may be financed up to 100% LTV; attached single family (condo, townhouse, patio homes) residences may be financed up to 70% LTV; mobile homes and lots may be financed up to 80% LTV if the mobile homes are permanently affixed to the Mortgaged Property; and second homes may be financed up to 70% LTV. HELOCs are not available on any non-owner occupied properties or owner-occupied 2-4 family properties. Generally all HELOCs are in a second lien position; however, some non-purchase first position liens and third positions may exist. All third lien positions are reviewed by a senior lender.

     Each applicant for a HELOC is required to complete an application, which generally lists the applicant's mortgage liabilities, income, employment history and other demographic and personal information. A customer may submit an application through one of several distribution channels such as with a relationship banker at a local banking center, telephoning a LBP call center, or telephoning a customer service representative at a teleservicing center. If the application indicates sufficient income and equity in the related real estate Mortgaged Property to justify extending a HELOC, a further credit investigation will be conducted. This investigation is part of Consumer Lending's underwriting activities managed by Consumer Lending's Credit Services unit and performed at one of three processing sites located in Milwaukee, Wisconsin, Houston, Texas, or Tempe, Arizona, utilizing policies developed and monitored jointly with Consumer Lending's Risk Management group.

     The credit approval process utilizes credit scoring and related techniques and subjective assessments by experienced underwriters. Underwriters analyze the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness. The evaluation of creditworthiness is designed to assess the applicant's ability and willingness to repay the loan. This evaluation primarily consists of (i) reviewing and verifying customer and demographic information; (ii) obtaining and reviewing an independent credit bureau report; (iii) reviewing the applicant's credit bureau score and, if applicable, a BANC ONE proprietary custom credit score; (iv) reviewing and verifying the applicant's employment and reported income through a review of recent W-2's, pay stubs or telephone verification by the applicant's current employer or assessments of tax returns and financial statements; (v) evaluating the applicant's gross debt to income ratio; (vi) reviewing the title status either by a written title search or insured title policy to ensure that all liens (including Mortgaged Property taxes), except for senior liens, are paid off prior to or at time of settlement of the loan; (vii) obtaining and evaluating the value of the real estate through independent appraisals or valuations; and
(viii) evaluating flood risk and verifying flood insurance coverage, if applicable.

     Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments and to identify any major negative events such as bankruptcy, repossession, foreclosure or a delinquency of greater than 90 days, that have occurred within the past 5 years. Minimum acceptable credit bureau scores are established by state through an on-going risk management and credit scoring process. Applicants with a recent negative event may be eligible for an exception, but any loans made pursuant to such exception are limited to a maximum LTV of 80%. In some regions, a custom scorecard is used in addition to credit bureau reports. Each area or region may have different cutoffs based on specific data or market indicators determined through risk analysis. The existing credit scoring process and related scorecards are reviewed on a regular basis. Beginning in April 1998 and staggered in phases thereafter, a national scorecard will be implemented, standardizing the data gathering and assigning scores. Each applicant is assigned a grade or tier based on their score(s) and associated risk. Most policies are linked to the tiers as a risk factor.

     Beginning in 1998, Consumer Lending implemented processes allowing certain applicants to receive final loan approval through expedited real estate appraisal, income, title searches and other related verifications ("FASTRAC"). FASTRAC applications are identified during the initial process based on the completeness of documentation provided with the application. Although subject to all of the policies, procedures and authorization controls required by Consumer Lending underwriting standards, the process is intended to improve turnaround and overall customer service.

     The extent of required income verification is determined based on an applicant's assessed credit risk, loan amount, whether or not self-employed, and the extent of unearned income. If salaried, income is verified through W-2's or current pay stubs. For applicants with superior credit risk assessments (Tier
A1), income is verified if the requested amount exceeds $250,000. Income verification is required for requests greater than $50,000 when an applicant's credit risk assessment meets pre-defined score cutoffs (Tier A2 or A3). Income for all other applicants is verified (Tier A4 or below). If unearned income is greater than 50% of declared income or if the source of income is self-employment and the requested loan amount exceeds $20,000, current year-to-date and two previous year's financial statements, accompanied by federal tax returns, are required.

     A gross debt to income ratio test is applied to each applicant by dividing the applicant's monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully funded balance), by the applicant's gross monthly income. Maximum ratios are assigned by tier as follows: 55% (Tier
A1); 50% (Tier A2); 45% (Tier A3); and 40% (Tier A4).

     Valuation methods are based upon the amount requested by the applicant and the expected loan-to-value ratio ("LTV"). Appraisal values are generally determined in one of several methods: (i) an appraisal completed on Fannie Mae ("FNMA") form 1004 ("Uniform Residential Appraisal Request" or "URAR"), consisting of a complete inspection by a qualified appraiser which is usually performed if the amount of the HELOC requested by the applicant is greater than $100,000 with an LTV of greater than 80% or for any HELOC if the amount requested is greater than $250,000 or is secured by certain types of Mortgaged Property, (ii) by reference to the assessed value of the related real estate Mortgaged Property shown on the tax records of applicable governing units, if the Mortgaged Property is located in a county and State in which Consumer Lending, in its discretion, has determined is a reliable indicator of the appraised value of the Mortgaged Property, (iii) a "drive-by" appraisal, completed on Freddie Mac ("FHLMC") form 704, consisting of an evaluation of comparable properties on the basis of a visual inspection of the exterior of the related real estate Mortgaged Property, (iv) a broker's opinion of value or HUD-1 Settlement Statement that are less than 12 months old; or (v) through automated appraisal techniques utilizing pre-approved national vendors to validate and verify valuations of the related real estate properties. To qualify for automated appraisals, the requested loan amount must be less than $100,000 and meet certain criteria, including Mortgaged Property type classification.

     A title search is performed covering at least the period from the conveyance of the related real estate Mortgaged Property to the applicant from the last owner before the applicant. A full title search may be requested depending upon the size of the amount requested by the applicant. Title insurance is not required to be obtained by the borrower unless title defects are identified or the requested loan amount exceeds $150,000. An insured title policy (ALTA policy or its equivalent) which insures title for both lender and owner is required on newly constructed homes less than six months old on which the lien will be in first position and on all purchase money transactions.

     Consumer Lending requires a flood determination on all improved Mortgaged Property. Flood insurance, with the appropriate Affiliated Bank named as loss payee, is required on all properties located in a Special Flood Hazard Area as determined by the Federal Emergency Management Agency (FEMA), in an amount at least equal to the lesser of the total encumbrances up to the maximum allowed under the National Flood Insurance Program (NFIP), or replacement coverage or value of the dwelling and improvements as defined by the evaluation method used. Proof of flood insurance is required by providing either a copy of the existing flood insurance policy or a copy of the application for flood insurance and related proof of payment. Any Mortgaged Property located in a flood zone is monitored until maturity.

     In addition, adequate fire and casualty insurance coverage is required on all dwellings and structural improvements with the appropriate Affiliated Bank named as loss payee on all policies. The minimum coverage is the lesser of total encumbrances or replacement coverage, or value of the dwelling and improvements. No HELOC may close without a properly completed agreement to provide insurance coverage. Verbal confirmation from the agent is required. Once verification has taken place, no additional monitoring or forced placement is performed.

     Consumer Lending has implemented an internal quality control process to ensure adherence to policies and underwriting standards. The quality control process includes self-audits of underwriting decisions, real estate verification processes, documentation and other activities on samples of applications and approved loans. Credit policy exceptions are monitored regularly by senior management of Credit Services and Consumer Lending, as appropriate.

MORTGAGE LOAN SERVICING

     As part of BANC ONE's transition from managing its business activities on an Affiliate (legal entity) level to centralized, nationally focused, lines of business, loan servicing activities were consolidated and centralized. Consumer Lending continues to standardize and redesign operational processes to improve customer service and internal controls.

     HELOCs are serviced by one of four regional processing centers operated by Banc One Services Corporation ("BOSC"), a wholly-owned subsidiary of BANC ONE, and located in Louisville and Lexington, Kentucky; Fort Worth, Texas; and Mesa, Arizona. BOSC carries out loan servicing operations for most BANC ONE subsidiaries under various servicing contracts between BOSC and the applicable subsidiary. Consumer Lending's Loan Servicing unit ("Custodial Operations") is currently responsible for management of the processing centers. Custodial Operations has established practices and procedures governing the servicing of owned and serviced accounts related to: funding and recordation of originated loans, note and collateral documentation, filing verification and control, statement and payment processing and preparation of tax related information.

     Billing statements are mailed monthly which detail an account credit limit, loan balance, interest rate applied, payment due date, minimum payment amount, past due amounts, interest rate changes, and the available credit line. Customers may utilize several payment methods such as by submitting checks to a lock-box located at one of the loan processing centers; submitting checks to a teller at a local banking center; pre-authorized automated debit from a depository account; wire transfers; or automated teller machines.

COLLECTIONS/PORTFOLIO MANAGEMENT

     Collections of HELOCs originated by Consumer Lending through the Affiliated Banks is centrally managed by Consumer Lending's Portfolio Asset Management unit ("PAM") at three collection sites located in Akron, Ohio, Waukesha, Wisconsin and Tempe, Arizona. While the collection sites are managed by Consumer Lending, they are currently owned by each of Bank One, N.A., Bank One Wisconsin, and Bank One, Arizona, N.A., respectively. Collection management for receivables originated by Bank One, N.A. and its predecessor banks located in the state of Ohio are provided by Bank One, N.A. During the period from mid-1995 through early-1997, the collections functions for HELOCs originated by the Ohio banks was transferred to Bank One, N.A. Bank One, Wisconsin currently performs collections functions for HELOCs originated by Bank One, Wisconsin and its predecessor banks located in the state of Wisconsin, HELOCs originated by Bank One, Indiana, N.A. and its predecessor banks located in the state of Indiana, HELOCs originated by Bank One, Illinois, N.A. and its predecessor banks located in the state of Illinois, HELOCs originated by Bank One, Kentucky, N.A. and its predecessor banks located in the state of Kentucky and HELOCs originated by Bank One, Louisiana, N.A. and its predecessor banks located in the state of Louisiana. During the period from late 1995 through early 1998, the collections functions of the HELOCs originated by these Wisconsin, Indiana, Illinois, Kentucky and Louisiana banks was transferred to Bank One, Wisconsin. Bank One, Arizona, N.A. currently performs collections functions for HELOCs originated by Bank One, Arizona, N.A. and its predecessor banks located in the state of Arizona, HELOCs originated by Bank One, Oklahoma, N.A. and its predecessor banks located in the state of Oklahoma, HELOCs originated by Bank One, Utah, N.A. and its predecessor banks located in the state of Utah, HELOCs originated by Bank One, Colorado, N.A. and its predecessor banks located in the state of Colorado, and HELOCs originated by Bank One, Texas, N.A. and its predecessor banks located in the State of Texas. During 1997, the collections functions of HELOCs originated by the Arizona, Oklahoma, Utah, Colorado and Texas banks was transferred to Bank One, Arizona, N.A. The transfers of collection management functions are substantially complete. In addition, BANC ONE and its affiliates from time to time may acquire portfolios, which may be serviced by one of these affiliates. Although Consumer Lending does not contemplate any servicing disruptions developing as a result of these acquisitions, there can be no assurance that such interruptions will not occur.

     The PAM has established standard policies governing the collection of owned and serviced loans. Collections management primarily includes the supervision of delinquent loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties.

     The PAM utilizes a variety of collections management programs and tools to monitor and collect delinquent accounts, mitigate account losses, and recover assets previously written off. Account monitoring begins once an account becomes past due.

     Collection efforts for delinquent accounts are initiated based on behavioral and credit risk scoring. PAM uses the Triad Collection Activity Prioritization System (the "Triad System") to manage the timing and extent of collection efforts. The Triad System uses customer and account information to define a variety of effective and efficient collection strategies by stratifying delinquent accounts as low, medium or high risk based on payment history, product type, and other account characteristics. Consumer Lending's policy is to suspend drawing privileges on overdue loans when collection efforts are initiated. Draw privileges are permanently suspended once an account becomes 60 days delinquent. Permanently suspended draw privileges may be reinstated with management approval.

     In accordance with industry practice, the Custodial Operations reports accounts that are 30 days past due to the credit reporting bureaus. During the period when the loan is 45 to 59 days delinquent, Consumer Lending sends notice of default informing the borrower of intent to initiate foreclosure proceedings on the Mortgaged Property within certain timeframes as allowed by law. Senior lien holders, if any, may be contacted to determine the status of those liens. Broker's price opinions, appraisals, and Mortgaged Property inspections may be conducted once an account reaches 60 days past due.

     When the notice of default to the borrower expires, the PAM determines whether to initiate foreclosure proceedings. Analyses are performed and, at 90 days past due, foreclosure proceedings are initiated, if appropriate. If accounts are determined to be collectable, collection managers may delay foreclosure proceedings.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     Customary servicing functions with respect to Mortgage Loans comprising the Mortgage Loans in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan and (ii) to the extent provided in the related HELOC agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Mortgage Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Mortgage Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Mortgage Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Mortgage Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Mortgage Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the applicable Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Mortgage Loans due on or before such Cut-off Date):

          (i) All payments on account of principal, including prepayments, on such Mortgage Loans;

          (ii) All payments on account of interest on such Mortgage Loans after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Mortgage Loans;

          (iii) All amounts received by the Servicer in connection with the liquidation of Mortgage Loans or Mortgaged Property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Mortgage Loans received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Mortgage Loans purchased or repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon to the Due Date for such Mortgage Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Mortgage Loan;

          (iv) if it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Mortgage Loan or REO Mortgaged Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Mortgage Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Mortgage Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Mortgage Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for Mortgaged Property of the type securing the related Mortgage Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement may adversely affect distributions to Holders. When a Mortgaged Property securing a Mortgage Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Mortgage Loans typically will contain a coinsurance clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property, including the improvements on any Mortgaged Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Mortgaged Property that secured a defaulted Mortgage Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Mortgaged Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Mortgaged Property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Mortgage Loan or related REO Mortgaged Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Mortgage Loan, a modification of such Mortgage Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Mortgage Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Mortgage Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Mortgage Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Mortgage Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property securing a defaulted Mortgage Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Enhancer, if any. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement. Notwithstanding the foregoing, Bank One may transfer its servicing obligations to any other direct or indirect wholly-owned subsidiary of BANC ONE or another entity (which meets certain eligibility standards set forth in the Agreement) and be relieved of its obligations and duties under the Agreement and related agreements.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     Any person into which, in accordance with the Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to Bank One as servicer, under the Agreement.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the applicable Seller will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). The Agreement provides that neither the Depositor, any Seller nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, any Seller nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, such Seller or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties.

EVENTS OF SERVICING TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, "Events of Servicing Termination" with respect to a Series will consist of (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer, if any, or Holders owning in the aggregate at least 25% of the Principal Balance of all outstanding Securities; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Holders or the Enhancer, if any, and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer, if any, or Holders owning in the aggregate at least 25% of the Principal Balance of all outstanding Securities; or (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Enhancer, if any, with the consent of Holders owning in the aggregate at least 51% of the Principal Balance of all outstanding Securities may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Agreement.

     Notwithstanding the foregoing, the Agreement provides that a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, will not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer or such delay or failure was caused by an act of God or other similar occurrence. Under the Agreement, upon the occurrence of any such event, the Servicer will not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer will provide the Trustee, the Depositor, the applicable Sellers, any Enhancer and the Holders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Servicing Termination remains unremedied, either the Trustee, or Holders owning in the aggregate at least 51% of the Principal Balance of all outstanding Securities or any Credit Enhancer, may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to any Credit Enhancer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date). The Trustee, concurrently with such transfer, will deliver the Securities to the Depositor and any Transferor Certificate (as defined in the Agreement) to the related Seller or Sellers. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will permit the applicable Seller to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") and assignments of the related mortgages to the Trustee will not be required to be recorded for so long as the senior unsecured debt of Bank One is rated at levels satisfactory to each Rating Agency rating the related Securities. If such rating does not satisfy such standards (an "Assignment Event"), Bank One will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and will have 60 days to deliver the Mortgage File pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and any Enhancer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of the Trustee in the Mortgage Loans). In lieu of delivery of original documentation, Bank One may deliver documents which have been imaged optically upon delivery of an opinion of counsel that (i) such documents do not impair the enforceability of the transfer to the Trust of the Mortgage Loans and (ii) the optical image of such documents are enforceable in the relevant jurisdictions to the same extent as the original documents.

     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Files and if any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the applicable Seller and the Depositor by the Trustee, the applicable Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. If the related Series includes a Transferor Interest, such deduction would reduce the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered for the purposes of the Agreement a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. No such transfer shall be considered to have occurred until the required deposit to the Collection Account is actually made. The obligation of a Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage File and Related Documents available to the Trustee or the Certificateholders.

     Unless otherwise specified in the related Prospectus Supplement, an "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate principal Balance) that is approximately equal to the Transfer Deficiency relating to such Defective Mortgage Loan: (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest, if any, would be reduced below the Minimum Transferor Interest, the applicable Seller will be required to make a deposit to the Collection Account equal to such difference.

     The applicable Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the applicable Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, such Seller has transferred or assigned all of its rights, title and interest in or granted a security interest in each Mortgage Loan sold by it and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Holders or any Credit Enhancer in the related Mortgage Loan and Related Documents, the applicable Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, such Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Mortgage Loans or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Mortgage Loans;

          (vii) the book value of any REO Mortgaged Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to clauses (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS -- Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates are limited to the Events of Servicing Termination described under "SERVICING OF MORTGAGE LOANS -- Events of Servicing Termination."

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect of the time made, and such breach is not cured within sixty
(60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Mortgage Loan or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Mortgage Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating of each Class thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 1/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series and (b) the disposition of all Mortgaged Property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Mortgage Loan or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Mortgage Loans and other Mortgaged Property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Mortgage Loans plus, with respect to any Mortgaged Property acquired in respect of a Mortgage Loan, if any, the outstanding Principal Balance of the related Mortgage Loan at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Mortgage Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Mortgage Loans through the last day of the Due Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE
SECURITIES -- Optional Purchase or Termination".

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to-hold monies for payment in trust) upon the deposit with the

Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

     The Mortgage Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real Mortgaged Property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/Mortgaged Property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/Mortgaged Property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/Mortgaged Property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real Mortgaged Property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real Mortgaged Property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee in some states must provide notice of default to any other individual having an interest in the real Mortgaged Property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real Mortgaged Property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real Mortgaged Property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the Mortgaged Property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by Mortgaged Property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision ("the OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Mortgage Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the

Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Mortgage Loans, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Loans, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Loans for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain United States federal income tax consequences of an investment in the Securities by Holders that acquire their Securities in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Securities that are "U.S. holders" (as defined below), deals only with Securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Securities as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Holder of Securities. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Securities.

     For these purposes, a U.S. holder is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in Treasury regulations) or
(iii) an estate or trust defined in Section 7701(a)(30)(D) or (E) of the Code, respectively. "Non-U.S. holder" means any holder that is not a United States holder.

     Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the U.S. federal income tax consequences discussed herein and opinions of counsel are not binding on the IRS or the courts. Thus, no assurance can be given that the IRS will not take positions contrary to those described below. The opinions of Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, described herein will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the Trust Agreement and related documents.

     This summary is intended as an explanatory discussion of the possible effects of the classification of the securities as debt or equity and of the Trust as a grantor trust or as a partnership for U.S. federal income tax purposes on investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own advisers with regard to the tax consequences to it of investing in the Securities.

     For purposes of the following discussion, except as otherwise provided herein, the terms "Holder," "Noteholder" and "Certificateholder" refer, respectively, to the beneficial owner of a Note or Certificate.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iii) the Trust Fund relating to a particular Series of Certificates is treated as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes.

PASS-THROUGH DEBT CERTIFICATES

     The related Prospectus Supplement may provide that the Transferor will express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the

Certificates will be debt secured by the Receivables. Any such Certificates are referred to as "Pass-Through Debt Certificates." The Transferor, by entering into the Pooling and Servicing Agreement, and each Holder, by the acceptance of a beneficial interest in a Pass-Through Debt Certificate, will agree to treat Pass-Through Debt Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "transfer" and "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even through the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. The related Prospectus Supplement may indicate that Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Transferors ("Tax Counsel") is of the opinion that, under current law, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Pass-Through Debt Certificates offered hereunder will properly be characterized as debt. Assuming that such securities are characterized as debt for federal income tax purposes, the discussion below under "Taxation of Debt Securities" will apply.

     Assuming that the Pass-Through Debt Certificates are characterized as debt, the Trust would be disregarded for federal income tax purposes. Alternatively, if there is more than one Holder of Transferor's Interest, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the holders of the Transferor's Interest. However, Tax Counsel is of the opinion that any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although as described above, Tax Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS or the courts and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that the Pass-Through Debt Certificates were equity in the Trust for federal income tax purposes, the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Tax Counsel is of the opinion that the Pass-Through Debt Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Pass-Through Debt Certificate will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Pass-Through Debt Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be treated as a corporation. If the Trust were classified as a publicly traded partnership it would avoid treatment as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership treated as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Holders. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Holders were treated as payments of interest thereon. In addition, distributions to Certificate Holders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and Certificate Holders may not be entitled to any dividends received deduction in respect of such income and non-U.S. persons would be subject to withholding tax on such dividend.

     If the Trust were treated as a partnership other than a publicly traded partnership treated as a corporation, the Holders would be taxed in a manner similar to that described below under "Tax Consequences to Holders of the Certificates."

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Interest (other than original issue discount) on Securities that are characterized as indebtedness for federal income tax purposes, including those denominated as Certificates (as described above under "Pass-Through Debt Certificates"), will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues. In general, OID is included in income in advance of (or concurrent with) the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security will also include the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

     The stated redemption price at maturity of a Debt Security is equal to the total of all payments to be made on such Debt Security other than "qualified stated interest." In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest may be treated as a separate asset (and hence not includible in a Debt Securities' issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such election could be unilaterally made by a Holder. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate that appropriately takes into account the length of the interval between payments or certain qualified variable rates provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt

Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less an 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption (defined below). Under the OID Regulations, Debt Securities bearing only qualified stated interest except for any "teaser" rate, interest holiday or other similar provision are treated as subject to the de minimis rule if the greater of the foregone interest (as described in such regulations) or any excess of the Debt Securities' stated principal amount over their issue price is less than such de minimis amount. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security the principal payments on which are not subject to acceleration resulting from prepayments on the Mortgage Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be determined on the basis of three factors: (i) the original yield to maturity (giving effect to the Prepayment Assumption) of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events (including actual prepayments) that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Mortgage Loans will be prepaid at that rate or at any other rate.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a Debt Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on mortgages held by the Trust Fund ("Interest Weighted Securities"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments.

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security or, in the case of a Debt security issued with OID, the Debt Securities' adjusted issue price, over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would, in general, accrue either (i) on the basis of a constant yield, or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Mortgage Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Mortgage Loans underlying such Security) originally issued with original issue discount, OID in the relevant period to total OID remaining to be paid as of the beginning of such period. The Prepayment Assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount under any of the above methods.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Mortgage Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security

(or in the case of a Pass-Through Security, an underlying Mortgage Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply. Any such election is irrevocable without the consent of the IRS.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption (if any) used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without the consent of the IRS.

TAX STATUS AS A GRANTOR TRUST

     General. The related Prospectus Supplement may provide that Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver an opinion generally to the effect that the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as (or a publicly traded partnership treated as) a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Mortgage Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the interest payments on the ownership of all or a portion of the principal payments from all or a portion of Mortgage Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer

(or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the principal balance of the Mortgage Loan, the interest in the Mortgage Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount or a Stripped Security (see below), a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Mortgage Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Mortgage Loans underlying the Certificate, rather than with respect to the Security.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. Under such rules, excess servicing will be treated as a stripped coupon. If the excess servicing fee is no more than 100 basis points (i.e. 1% interest on the Mortgage Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. It is believed, however, that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Mortgage Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Security.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper, treatment of the Securities for federal income tax purposes.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds treated as a partnership, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments), and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds treated as a partnership, unless interest (including OID) paid on a Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or any of the beneficial owners of the issuer (or, with respect to any beneficial owner that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote), or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     The related Prospectus Supplement may provide that Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion generally to the effect that the Trust Fund relating to a specific Series of Securities will be a partnership (or possibly a grantor trust) and not an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that either the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Stripped Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes does not exceed a de minimis amount, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10% shareholder" (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or of any beneficial owner therein or a "controlled foreign corporation" with respect to which the Trust or any beneficial owner is a "related person" within the meaning of the Code and (ii) provides the proper certifications. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the- sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be a publicly traded partnership treated as a corporation, with the adverse consequences described above (and the publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Further, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates (while unlikely) might be considered debt of the Trust Fund. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Stripped Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Stripped Securities, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. Such items generally will have the same character (ordinary or capital, short-term or long-term) and source in the hands of each Certificateholder as they have in the hands of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund may be allocated to the Depositor or may be allocated pro rata among the Certificateholders. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to the Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund. In addition, if the Trust Fund's payments on the Certificates is payable to the Certificateholders without regard to the income of the Trust Fund, the Trust Fund's payment of such amounts to Certificateholders may be treated as "guaranteed payments" within the meaning of Section 707(c) of the Code, and not as a distributive share of the Trust Fund's income. Such guaranteed payments will constitute ordinary income to a Certificateholder but may not be considered interest income for U.S. federal income tax purposes.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. The trust may have OID income, since the Mortgage Loans may have been issued with OID. In addition, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to have transferred all of its assets and liabilities to a new partnership and then to have immediately liquidated and distributed the interests in the new partnership to the continuing Certificateholders. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before it purchased its Certificates.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     It is expected that the Depositor will be designated as (or the attorney-in-fact for) the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership was a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     If and to the extent that the recognition of a Certificateholder's distributive share of the partnership's losses reduces the Certificateholder's adjusted tax basis in its Certificate below zero, the recognition of such losses by the Certificateholder will be deferred until such time as the recognition of such losses will not reduce its basis below zero. To the extent that the partnership's cash distributions (or constructive cash distributions, as described above) reduce a Certificateholder's adjusted tax basis in its Certificate below zero, such distributions will constitute income to such holder and will be treated as gain derived from the sale or exchange of the holder's interest in the partnership.

     Tax Consequences to Foreign Certificateholders. Under the terms of the Trust Agreement, the Certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code, and any transfer of a Certificate to a person that is not a U.S. person shall be void.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by most Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed, for purposes of ERISA and Section 4975 of the Code to be assets of the Plan ("plan assets") unless certain exceptions apply.

     Under the terms of the DOL regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest acquired by a Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in Mortgaged Property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the DOL regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of the Plan's investment, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the DOL regulation provides that if at all times more than 75% of the value of each class of equity interests in the Trust Fund are held by investors other than benefit plan investors (which is defined as including Plans, government, church and foreign plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     A violation of the prohibited transaction rules could occur if Notes of any Series were to be purchased with plan assets of any Plan if the Depositor, the Servicer, the Trustee, any underwriters of such Notes or any of their affiliates were a party in interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available. The Depositor, the Servicer, the Trustee, any underwriters of such

Notes and their affiliates are likely to be parties in interest with respect to many Plans. Before purchasing Notes, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Depositor, the Servicer, the Trustee, any underwriters of such Notes or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DOL Prohibited Transaction Class Exemptions ("PTCE") 96-23 (Class Exemptions for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). However, there can be no assurance that the exemptive relief afforded by any of those PTCEs would be adequate to exempt all prohibited transactions that might result from a particular Plan's acquisition and holding of such Notes.

     Another administrative exemption may also be available. The DOL has granted to an affiliate of the Servicer and many other underwriters substantially similar administrative exemptions from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption. These securities may include the Certificates of a Series, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by such exemptions include obligations such as the Mortgage Loans. The exemptions may apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the exemptions to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the Trust Fund;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch IBCA, Inc. ("Fitch");

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the Seller pursuant to the sale of the obligations to the Trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related servicing agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     In order for the exemptions to apply, the Trust Fund also must meet the following requirements:

          (i) the corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities issued by the Trust Fund outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the exemptions described above to the purchase and holding of the Securities, and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment procedure and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through one or more firms (including, if so specified, certain affiliates of Banc One Corporation) designated at the time of each offering of such Securities and identified in the related Prospectus Supplement. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Mortgage Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to Mortgaged Property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such Mortgaged Property at such time.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificate" means the Asset-Backed Certificates.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986.

     "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Mortgage Loans.

     "Combined Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Commission" means the Securities and Exchange Commission.

     "Condominium" means a form of ownership of real Mortgaged Property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on Mortgaged Property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Credit Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

     "Depositor" means Banc One ABS Corporation.

     "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Mortgage Loans.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" means the Federal National Mortgage Association.

     "Holder" means the person or entity in whose name a Security is registered.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Index" means the index applicable to any adjustments in the Mortgage Loan Rates of any adjustable rate Mortgage Loans.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

     "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "Lifetime Rate Cap" means the lifetime limit, if any, on the Mortgage Loan Rate during the life of each adjustable rate Mortgage Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Mortgage Loan.

     "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Mortgage Loan.

     "Modification" means a change in any term of a Mortgage Loan.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgage Loan" means a revolving home equity loan or line of credit secured by a Mortgaged Property.

     "Mortgage Loan Group" means, with respect to the Mortgage Loans and other assets comprising the Trust Fund of a Series, a group of such Mortgage Loans and other assets having the characteristics described in the related Prospectus Supplement.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgaged Property" means a Mortgaged Property securing a Mortgage Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

     "Principal Balance" means, with respect to a Mortgage Loan and as of a Due Date, the original principal amount of the Mortgage Loan, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Mortgage Loan prior to such Due Date and applied to principal in accordance with the terms of the Mortgage Loan.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     "REO Mortgaged Property" means real Mortgaged Property which secured a defaulted Mortgage Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     "Retained Interest" means, with respect to a Mortgage Loan, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan.

     "Securities" means the Notes or the Certificates.

     "Seller" means the seller of the Mortgage Loans to the Depositor identified in the related Prospectus Supplement for a Series.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series, the Person if any, designated in the related Prospectus Supplement to service Mortgage Loans for that Series, or the successors or assigns of such Person.

     "Single Family Mortgaged Property" means Mortgaged Property securing a Mortgage Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Subordinate Securityholder" means a Holder of a Subordinate Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other Mortgaged Property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Mortgage Loans (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Mortgage Loans (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other Mortgaged Property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                      [This page intentionally left blank]

------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents By
  Reference.....................................   S-2
Summary.........................................   S-3
Risk Factors....................................  S-16
The Certificate Insurer.........................  S-20
The HELOC Program...............................  S-22
The Servicer....................................  S-22
Description of the Mortgage Loans...............  S-25
Yield, Maturity and Prepayment Considerations...  S-35
Pool Factor and Trading Information.............  S-36
Description of the Certificates.................  S-37
Description of the Mortgage Loan Purchase
  Agreement.....................................  S-56
Use of Proceeds.................................  S-57
Certain Federal Income Tax Consequences.........  S-57
State Taxes.....................................  S-57
ERISA Considerations............................  S-57
Legal Investment Considerations.................  S-59
Underwriting....................................  S-60
Legal Matters...................................  S-61
Experts.........................................  S-61
Ratings.........................................  S-61
Annex I.........................................   I-1
                      PROSPECTUS
Prospectus Supplement...........................     2
Available Information...........................     2
Reports to Holders..............................     2
Summary of Terms................................     3
Risk Factors....................................    10
Description of the Securities...................    15
The Trust Funds.................................    19
Credit Enhancement..............................    22
The Depositor, The Servicer and The
  Originators...................................    24
Servicing of Mortgage Loans.....................    30
The Agreements..................................    37
Certain Legal Aspects of Mortgage Loans.........    43
Use of Proceeds.................................    50
Certain Federal Income Tax Considerations.......    51
State Tax Considerations........................    63
ERISA Considerations............................    63
Legal Investment................................    66
Plan of Distribution............................    66
Legal Matters...................................    66
Glossary of Terms...............................    67

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITER TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------------
------------------------------------------------------------

                                    BANC ONE
                               HELOC TRUST 1998-1
                                  $850,000,000

                                     HELOC
                           ASSET-BACKED CERTIFICATES
                                 SERIES 1998-1

                                BANK ONE, N.A.,
                                  as Servicer

                           BANC ONE ABS CORPORATION,
                                  as Depositor
                             PROSPECTUS SUPPLEMENT
                           CREDIT SUISSE FIRST BOSTON
                         BANC ONE CAPITAL MARKETS, INC.
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY
                               SEPTEMBER 16, 1998

------------------------------------------------------------